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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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Twilio Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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TWILIO INC.
375 BEALE STREET, SUITE 300
SAN FRANCISCO, CALIFORNIA 94105

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 9 a.m. Pacific Time on Monday, June 12, 2017

Dear Stockholders of Twilio Inc.:

        We cordially invite you to attend the 2017 annual meeting of stockholders (the "Annual Meeting") of Twilio Inc., a Delaware corporation, which will be held on Monday, June 12, 2017 at 9 a.m. Pacific Time at Four Embarcadero Center, Promenade Level, Stanford Room, San Francisco, CA 94111, for the following purposes, as more fully described in the accompanying proxy statement:

          1.     To elect two Class I directors to serve until the 2020 annual meeting of stockholders and until their successors are duly elected and qualified;

          2.     To ratify the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2017;

          3.     To ratify our 2016 Stock Option and Incentive Plan to preserve our ability to receive corporate income tax deductions that may become available pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"); and

          4.     To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

        With respect to the election of the Class I directors, Scott Raney has notified our board of directors that he will not stand for reelection to the board of directors at the Annual Meeting. Mr. Raney has served on our board of directors since 2013, and we thank him for his years of service.

        Our board of directors has fixed the close of business on April 17, 2017 as the record date for the Annual Meeting. Only stockholders of record on April 17, 2017 are entitled to notice of and to vote at the Annual Meeting. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement.

        On or about April 24, 2017, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the "Notice") containing instructions on how to access our proxy statement for our 2017 Annual Meeting of Stockholders (the "Proxy Statement") and our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (the "Annual Report"). The Proxy Statement and the Annual Report can be accessed directly at the following Internet address: http://materials.proxyvote.com/90138F. All you have to do is enter the control number located on your proxy card.

        YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, we urge you to submit your vote via the Internet, telephone or mail as soon as possible to ensure that your shares are represented. For additional instructions on voting by telephone or the Internet, please refer to your proxy card. Returning the proxy does not deprive you of your right to attend the Annual Meeting and to vote your shares at the Annual Meeting.

        We appreciate your continued support of Twilio.

By order of the Board of Directors,

Jeff Lawson
 Co-Founder, Chief Executive Officer and Chairperson of the Board
San Francisco, California
April 24, 2017

TWILIO INC.

PROXY STATEMENT
FOR
2017 ANNUAL MEETING OF STOCKHOLDERS

 PROCEDURAL MATTERS

        This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our board of directors for use at the 2017 annual meeting of stockholders of Twilio Inc., a Delaware corporation (the "Company"), and any postponements, adjournments or continuations thereof (the "Annual Meeting"). The Annual Meeting will be held on Monday, June 12, 2017, at 9:00 a.m. Pacific Time at Four Embarcadero Center, Promenade Level, Stanford Room, San Francisco, CA 94111. The Notice of Internet Availability of Proxy Materials (the "Notice") containing instructions on how to access this proxy statement and our annual report is first being mailed on or about April 24, 2017 to all stockholders entitled to vote at the Annual Meeting.

        The information provided in the "question and answer" format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.

What matters am I voting on?

        You will be voting on:

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  the election of two Class I directors to serve until the 2020 annual meeting of stockholders and until their successors are duly elected and qualified;

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  a proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2017;

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  a proposal to ratify our 2016 Stock Option and Incentive Plan to preserve our ability to receive corporate income tax deductions that may become available pursuant to Section 162(m) of the Code; and

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  any other business as may properly come before the Annual Meeting.

How does the board of directors recommend I vote on these proposals?

        Our board of directors recommends a vote:

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  "FOR" the election of Richard Dalzell and Erika Rottenberg as Class I directors;

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  "FOR" the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2017; and

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  "FOR" the ratification of our 2016 Stock Option and Incentive Plan.

Who is entitled to vote?

        Holders of either class of our common stock as of the close of business on April 17, 2017, the record date for the Annual Meeting, may vote at the Annual Meeting. As of the record date, there were 61,580,643 shares of our Class A common stock outstanding and there were 28,653,832 shares of our Class B common stock outstanding. Our Class A common stock and Class B common stock will vote as a single class on all matters described in this proxy statement for which your vote is being solicited. Stockholders are not permitted to cumulate votes with respect to the election of directors. Each share of Class A common stock is entitled to one vote on each proposal and each share of Class B common stock is entitled to 10 votes on each proposal. Our Class A common stock and Class B common stock are collectively referred to in this proxy statement as our "common stock."

        Registered Stockholders.    If shares of our common stock are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares, and the Notice was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote live at the Annual Meeting. Throughout this proxy statement, we refer to these registered stockholders as "stockholders of record."

        Street Name Stockholders.    If shares of our common stock are held on your behalf in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares that are held in "street name," and the Notice was forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since a beneficial owner is not the stockholder of record, you may not vote your shares of our common stock live at the Annual Meeting unless you follow your broker's procedures for obtaining a legal proxy. If you request a printed copy of our proxy materials by mail, your broker, bank or other nominee will provide a voting instruction form for you to use. Throughout this proxy statement, we refer to stockholders who hold their shares through a broker, bank or other nominee as "street name stockholders."

How many votes are needed for approval of each proposal?

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  Proposal No. 1:  The election of directors requires a plurality of the voting power of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved. "Plurality" means that the nominees who receive the largest number of votes cast "For" such nominees are elected as directors. As a result, any shares not voted "For" a particular nominee (whether as a result of stockholder abstention or a broker non-vote) will not be counted in such nominee's favor and will have no effect on the outcome of the election. You may vote "For" or "Withhold" on each of the nominees for election as a director.

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  Proposal No. 2:  The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2017 requires the affirmative vote of a majority of the voting power of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved. Abstentions are considered shares present and entitled to vote on this proposal, and thus, will have the same effect as a vote "Against" this proposal. Broker non-votes will have no effect on the outcome of this proposal.

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  Proposal No. 3.  Under our amended and restated certificate of incorporation and amended and restated bylaws, the ratification of our 2016 Stock Option and Incentive Plan, or 2016 Plan, to preserve our ability to receive corporate income tax deductions that may become available pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended, or Code, requires the affirmative vote of a majority of the voting power of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved. Abstentions are considered shares present and entitled to vote on this proposal, and thus, will have the same effect as a vote "Against" this proposal. Broker non-votes will have no effect on the outcome of this proposal. In addition, the rules of the New York Stock Exchange require that an additional threshold be met for this proposal to be approved: votes for this proposal must be at least a majority of all of the votes cast on this proposal. The New York Stock Exchange treats abstentions both as shares entitled to vote and as votes cast, but does not treat broker non-votes as votes cast. Because this proposal is a non-routine matter under the rules of the New York Stock Exchange, brokerage firms, banks and other nominees who hold shares on behalf of clients in "street name" are not permitted to vote the shares if the client does not provide instructions.

What is a quorum?

        A quorum is the minimum number of shares required to be present at the Annual Meeting to properly hold an annual meeting of stockholders and conduct business under our amended and restated bylaws and Delaware law. The presence, in person or by proxy, of a majority of the voting power of all issued and outstanding shares of our common stock entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. Abstentions, withhold votes and broker non-votes are counted as shares present and entitled to vote for purposes of determining a quorum.

How do I vote?

        If you are a stockholder of record, there are four ways to vote:

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  by Internet at www.proxyvote.com, 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on June 11, 2017 (have your Notice or proxy card in hand when you visit the website);

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  by toll-free telephone at 1-800-690-6903, until 11:59 p.m. Eastern Time on June 11, 2017 (have your Notice or proxy card in hand when you call);

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  by completing and mailing your proxy card (if you received printed proxy materials); or

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  by written ballot at the Annual Meeting.

        If you plan to attend the Annual Meeting, we recommend that you also vote by proxy so that your vote will be counted if you later decide not to attend the Annual Meeting.

        If you are a street name stockholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to direct your broker, bank or other nominee on how to vote your shares. Street name stockholders should generally be able to vote by returning a voting instruction form, or by telephone or on the Internet. However, the availability of telephone and Internet voting will depend on the voting process of your broker, bank or other nominee. As discussed above, if you are a street name stockholder, you may not vote your shares in person at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.

Can I change my vote?

        Yes. If you are a stockholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting by:

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  entering a new vote by Internet or by telephone;

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  completing and returning a later-dated proxy card;

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  notifying the Corporate Secretary of Twilio Inc., in writing, at Twilio Inc., 375 Beale Street, Suite 300, San Francisco, California 94105; or

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  attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

        If you are a street name stockholder, your broker, bank or other nominee can provide you with instructions on how to change your vote.

What do I need to do to attend the Annual Meeting in person?

        If you plan to attend the meeting, you must be a holder of Company shares as of the record date of April 17, 2017.

        On the day of the meeting, each stockholder will be required to present the following:

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  valid government photo identification, such as a driver's license or passport; and

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  street name stockholders holding their shares through a broker, bank, trustee, or other nominee will need to bring proof of beneficial ownership as of April 17, 2017, the record date, such as their most recent account statement reflecting their stock ownership prior to April 17, 2017, a copy of the voting instruction card provided by their broker, bank, trustee, or other nominee, or similar evidence of ownership.

        Seating will begin at 8:00 a.m. and the meeting will begin at 9:00 a.m. Please note that seating is limited and you will be permitted entry on a first-come, first-served basis. Use of cameras, recording devices, computers and other personal electronic devices will not be permitted at the Annual Meeting, as all photography and video are prohibited at the Annual Meeting.

        Allow ample time for check-in. Parking is limited. Please consider using public transportation. For security reasons, large bags and packages will not be allowed at the Annual Meeting. Persons may be subject to search.

What is the effect of giving a proxy?

        Proxies are solicited by and on behalf of our board of directors. Jeff Lawson, Lee Kirkpatrick and Karyn Smith have been designated as proxy holders by our board of directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors as described above. If any matters not described in this proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is adjourned, the proxy holders can vote the shares on the new Annual Meeting date as well, unless you have properly revoked your proxy instructions, as described above.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?

        In accordance with the rules of the Securities and Exchange Commission ("SEC"), we have elected to furnish our proxy materials, including this proxy statement and our annual report, primarily via the Internet. The Notice containing instructions on how to access our proxy materials is first being mailed on or about April 24, 2017 to all stockholders entitled to vote at the Annual Meeting. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of our proxy materials on the Internet to help reduce the environmental impact and cost of our annual meetings of stockholders.

How are proxies solicited for the Annual Meeting?

        Our board of directors is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by us. We will reimburse brokers or other nominees for reasonable expenses that they incur in sending our proxy materials to you if a broker, bank or other nominee holds shares of our common stock on your behalf. In addition, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Our directors and employees will not be paid any additional compensation for soliciting proxies.

How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?

        Brokerage firms and other intermediaries holding shares of our common stock in street name for their customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our sole "routine" matter: the proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2017. Your broker will not have discretion to vote on any other proposals, which are "non-routine" matters, absent direction from you.

Where can I find the voting results of the Annual Meeting?

        We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to the Current Report on Form 8-K as soon as they become available.

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

        We have adopted a procedure called "householding," which the SEC has approved. Under this procedure, we deliver a single copy of the Notice and, if applicable, our proxy materials to multiple stockholders who share the same address, unless we have received contrary instructions from one or more of such stockholders. This procedure reduces our printing costs, mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice and, if applicable, our proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of the Notice and, if applicable, our proxy materials, such stockholder may contact us at:

Twilio Inc.
Attention: Investor Relations
375 Beale Street, Suite 300
San Francisco, California 94105

        Street name stockholders may contact their broker, bank or other nominee to request information about householding.

What is the deadline to propose actions for consideration at next year's annual meeting of stockholders or to nominate individuals to serve as directors?

Stockholder Proposals

        Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at next year's annual meeting of stockholders by submitting their proposals in writing to our Corporate Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for the 2018 annual meeting of stockholders, our Corporate Secretary must receive the written proposal at our principal executive offices not later than March 10, 2018. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:

Twilio Inc.
Attention: Corporate Secretary
375 Beale Street, Suite 300
San Francisco, California 94105

        Our amended and restated bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our amended and restated bylaws provide that the only business that may be conducted at an annual meeting of stockholders is business that is (i) specified in our proxy materials with respect to such annual meeting, (ii) otherwise properly brought before such annual meeting by or at the direction of our board of directors or (iii) properly brought before such meeting by a stockholder of record entitled to vote at such annual meeting who has delivered timely written notice to our Corporate Secretary, which notice must contain the information specified in our amended and restated bylaws. To be timely for the 2018 annual meeting of stockholders, our Corporate Secretary must receive the written notice at our principal executive offices:

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  not earlier than the close of business on February 8, 2018; and

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  not later than the close of business on March 10, 2018.

        In the event that we hold the 2018 annual meeting of stockholders more than 30 days before or more than 60 days after the one-year anniversary of the Annual Meeting, then, for notice by the stockholder to be timely, it must be received by the secretary not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting, or the tenth day following the day on which public announcement of the date of such annual meeting is first made.

        If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting of stockholders does not appear to present his, her or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.

Nomination of Director Candidates

        Holders of our common stock may propose director candidates for consideration by our nominating and corporate governance committee. Any such recommendations should include the nominee's name and qualifications for membership on our board of directors and should be directed to our General Counsel or legal department at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see the section titled "Board of Directors and Corporate Governance—Stockholder Recommendations and Nominations to the Board of Directors."

        In addition, our amended and restated bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our amended and restated bylaws. In addition, the stockholder must give timely notice to our Corporate Secretary in accordance with our amended and restated bylaws, which, in general, require that the notice be received by our Corporate Secretary within the time periods described above under the section titled "Stockholder Proposals" for stockholder proposals that are not intended to be included in a proxy statement.

Availability of Bylaws

        A copy of our amended and restated bylaws is available via the SEC's website at http://www.sec.gov. You may also contact our Corporate Secretary at the address set forth above for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

        Our business and affairs are managed under the direction of our board of directors. Our board of directors consists of seven directors, all of whom, other than Messrs. Lawson and Deeter, qualify as "independent" under the listing standards of the New York Stock Exchange. Our board of directors is divided into three staggered classes of directors. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the class whose term is then expiring.

        The following table sets forth the names, ages as of March 31, 2017, and certain other information for each of the members of our board of directors with terms expiring at the Annual Meeting (who, with the exception of Mr. Raney, are also nominees for election as a director at the Annual Meeting) and for each of the continuing members of our board of directors:

	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term For Which Nominated
Directors with Terms Expiring at the Annual Meeting/Nominees
Richard Dalzell(1)	I	60	Director	2014	2017	2020
Scott Raney†(2)	I	47	Director	2013	2017	—
Erika Rottenberg(1)(2)(3)	I	54	Director	2016	2017	2020
Continuing Directors
Jeff Lawson	II	39	Co-Founder, Chief Executive Officer and Chairperson	2008	2018	—
Byron Deeter	II	42	Director	2010	2018	—
Elena Donio(3)	III	47	Director	2016	2019	—
James McGeever(2)(3)	III	50	Director	2012	2019	—

†
On April 12, 2017, Mr. Raney notified us of his decision not to stand for reelection to our board of directors at the Annual Meeting.
(1)
Member of the nominating and corporate governance committee
(2)
Member of the audit committee
(3)
Member of the compensation committee

Nominees for Director

        Richard Dalzell.    Mr. Dalzell has served as a member of our board of directors since 2014. From 1997 to 2007, Mr. Dalzell served in several roles at Amazon.com, Inc., including as Senior Vice President of Worldwide Architecture and Platform Software and Chief Information Officer. From 1990 to 1997, Mr. Dalzell served in several roles at Wal-Mart Stores, Inc., a discount retailer, including as Vice President of the Information Systems Division. Mr. Dalzell currently serves on the board of directors of Intuit Inc., a software company. Mr. Dalzell previously served on the board of directors of AOL Inc. Mr. Dalzell holds a B.S. in Engineering from the United States Military Academy.

        Mr. Dalzell was selected to serve on our board of directors because of his experience as an executive and director of technology companies.

        Erika Rottenberg.    Ms. Rottenberg has served as a member of our board of directors since 2016. From 2008 to 2014, Ms. Rottenberg served as Vice President, General Counsel and Secretary at LinkedIn Corporation, a professional networking company. From 2004 to 2008, Ms. Rottenberg served as Senior Vice President, General Counsel and Secretary at SumTotal Systems, Inc., a talent management enterprise software company. From 1996 to 2002, Ms. Rottenberg served in several roles at Creative Labs, Inc., a computer peripheral and digital entertainment product company, including as

Vice President, Strategic Development and General Counsel. From 1993 to 1996, Ms. Rottenberg served as an attorney at Cooley LLP, a law firm. Ms. Rottenberg currently serves on the board of directors of Wix.com Ltd., a cloud-based web development platform. Ms. Rottenberg holds a B.S. in Special and Elementary Education from the State University of New York at Geneseo and a J.D. from the University of California, Berkeley, Boalt Hall School of Law.

        Ms. Rottenberg was selected to serve on our board of directors because of her experience as a senior executive of technology companies and as a director of publicly-held technology companies.

Continuing Directors

        Jeff Lawson.    See the section titled "Executive Officers" for Mr. Lawson's biographical information.

        Byron Deeter.    Mr. Deeter has served as a member of our board of directors since 2010. Since 2005, Mr. Deeter has served as a partner of Bessemer Venture Partners, a venture capital firm. From 2004 to 2005, Mr. Deeter served as a director at International Business Machines Corporation, or IBM, a technology and consulting company. From 2000 to 2004, Mr. Deeter served in several roles, including co-founder, President, Chief Executive Officer and Vice President of Business Development, at Trigo Technologies, Inc., a product information management company, which was acquired by IBM in 2004. From 1998 to 2000, Mr. Deeter served as an Associate at TA Associates, a private equity firm. From 1996 to 1998, Mr. Deeter served as an Analyst at McKinsey & Company, a business consulting firm. Mr. Deeter previously served on the board of directors of Cornerstone OnDemand, Inc., a talent management software company and Instructure, Inc., an educational technology company. Mr. Deeter holds a B.A. in Political Economy from the University of California, Berkeley.

        Mr. Deeter was selected to serve on our board of directors because of his experience in the venture capital industry and as a director of publicly-held and privately-held technology companies.

        Elena Donio.    Ms. Donio has served as a member of our board of directors since 2016. Since 2016, Ms. Donio has served as Chief Executive Officer at Axiom Global, a leading provider of tech-enabled legal services. From 1998 to 2016, Ms. Donio served in several roles, including as President, Executive Vice President and General Manager of Worldwide Small and Mid-Sized Businesses, at Concur Technologies, Inc., a business travel and expense management software company, which was acquired by SAP SE in 2014. From 1995 to 1997, Ms. Donio served as Senior Manager at Deloitte Consulting LLP, a professional services firm. From 1992 to 1995, Ms. Donio served as Senior Consultant at Andersen Consulting LLP, a business consulting firm. Ms. Donio holds a B.A. in Economics from the University of California, San Diego.

        Ms. Donio was selected to serve on our board of directors because of her experience as a senior executive of a technology company and her industry experience.

        James McGeever.    Mr. McGeever has served as a member of our board of directors since 2012. Since 2016, Mr. McGeever has served as Executive Vice President at Oracle Corp., an enterprise software company. From 2000 to 2016, Mr. McGeever served in several roles, including Chief Financial Officer, Chief Operating Officer and President, at NetSuite Inc., a software company, which was acquired by Oracle in 2016. From 1998 to 2000, Mr. McGeever served as Controller for Clontech Laboratories, Inc., a biotechnology company, which was acquired by Becton, Dickinson and Company in 1999. From 1994 to 1998, Mr. McGeever served as Corporate Controller for Photon Dynamics, Inc., a capital equipment maker. Mr. McGeever holds a B.Sc. from the London School of Economics.

        Mr. McGeever was selected to serve on our board of directors because of his operating and management experience with technology companies, including in the areas of finance and accounting.

Non-Continuing Directors

        Scott Raney.    Mr. Raney has served as a member of our board of directors since 2013. Since 2000, Mr. Raney has served as a partner of Redpoint Ventures, a venture capital firm. Prior to joining Redpoint, Mr. Raney served as Senior Manager of New Products of NorthPoint Communications Group Inc., a data transmission company. Prior to Northpoint, Mr. Raney served as a Consultant for Bain & Company, a business consulting firm. Earlier in his career, Mr. Raney served as Director of Engineering for VideoPort Technologies, Inc., a developer of videoconferencing hardware, and as a member of the Advanced Technology Group of Accenture, a business consulting firm. Mr. Raney holds a B.S.E.E. from Duke University and an M.B.A. from the Harvard Business School. On April 12, 2017, Mr. Raney notified us of his decision not to stand for reelection to our board of directors at the Annual Meeting.

        Mr. Raney was selected to serve on our board of directors because of his experience in the venture capital industry and as a director of publicly-held and privately-held technology companies.

Director Independence

        Our Class A common stock is listed on the New York Stock Exchange. Under the listing standards of the New York Stock Exchange, independent directors must comprise a majority of a listed company's board of directors. In addition, the listing standards of the New York Stock Exchange require that, subject to specified exceptions, each member of a listed company's audit, compensation and nominating and corporate governance committees be independent. Under the listing standards of the New York Stock Exchange, a director will only qualify as an "independent director" if, in the opinion of that listed company's board of directors, that director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

        Audit committee members must also satisfy the additional independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the listing standards of the New York Stock Exchange. Compensation committee members must also satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act and the listing standards of the New York Stock Exchange.

        Our board of directors has undertaken a review of the independence of each director. Based on information provided by each director concerning his or her background, employment and affiliations, our board of directors has determined that Messrs. Dalzell, McGeever and Raney and Mses. Donio and Rottenberg do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is "independent" as that term is defined under the listing standards of the New York Stock Exchange. In making these determinations, our board of directors considered the current and prior relationships that each non-employee director has with our Company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section titled "Certain Relationships and Related Party Transactions."

Board Leadership Structure

        Mr. Lawson currently serves as both the Chairperson of our board of directors and as our Chief Executive Officer. Our non-management directors bring experience, oversight and expertise from outside of our Company, while Mr. Lawson brings Company-specific experience and expertise. As our co-founder, Mr. Lawson is best positioned to identify strategic priorities, lead critical discussion and execute our business plans. We believe that the structure of our board of directors and committees of our board of directors provides effective independent oversight of management while Mr. Lawson's combined role enables strong leadership, creates clear accountability and enhances our ability to communicate our message and strategy clearly and consistently to stockholders.

        We do not have a lead independent director. Rather, our independent directors, who are the sole members of each of our board committees, provide strong independent leadership for each of these committees. Our independent directors meet in executive session after each meeting of the board of directors. At each such meeting, the presiding director for each executive session of our board of directors rotates among each member of our independent directors.

Board Meetings and Committees

        Our board of directors may establish the authorized number of directors from time to time by resolution. Our board of directors currently consists of seven members. On April 12, 2017, Mr. Raney notified us of his decision not to stand for reelection to our board of directors at the Annual Meeting.

        During our fiscal year ended December 31, 2016, our board of directors held nine meetings (including regularly scheduled and special meetings), and each director attended at least 75% of the aggregate of (i) the total number of meetings of our board of directors held during the period for which he or she had been a director and (ii) the total number of meetings held by all committees of our board of directors on which he or she served during the periods that he or she served, except Mr. McGeever, who attended 60% of such meetings.

        Although our Corporate Governance Guidelines do not have a formal policy regarding attendance by members of our board of directors at annual meetings of stockholders, we encourage, but do not require, our directors to attend.

        Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee. The composition and responsibilities of each of the committees of our board of directors is described below. Members serve on these committees until their resignation or until as otherwise determined by our board of directors.

  Audit Committee

        Our audit committee consists of Messrs. McGeever and Raney and Ms. Rottenberg, with Mr. McGeever serving as Chairperson. Mr. Raney, who is not standing for reelection to our board of directors at the Annual Meeting, will cease being a member of our board of directors effective immediately after the Annual Meeting. Each member of our audit committee meets the requirements for independence under the listing standards of the New York Stock Exchange and SEC rules and regulations. Each member of our audit committee also meets the financial literacy and sophistication requirements of the listing standards of the New York Stock Exchange. In addition, our board of directors has determined that Mr. McGeever is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K under the Securities Act of 1933, as amended, or the Securities Act. Our audit committee, among other things:

  •
  selects a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

  •
  helps to ensure the independence and performance of the independent registered public accounting firm;

  •
  discusses the scope and results of the audit with the independent registered public accounting firm, and reviews, with management and the independent registered public accounting firm, our interim and year-end results of operations;

  •
  develops procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

  •
  reviews our policies on risk assessment and risk management;

  •
  reviews related party transactions; and

  •
  approves or, as required, pre-approves, all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.

        Our audit committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of the New York Stock Exchange. A copy of the charter of our audit committee is available on our website at https://investors.twilio.com/.

        Our audit committee held five meetings during fiscal year 2016.

  Compensation Committee

        Our compensation committee consists of Mses. Donio and Rottenberg and Mr. McGeever, with Ms. Donio serving as Chairperson. Each member of our compensation committee meets the requirements for independence under the listing standards of the New York Stock Exchange and SEC rules and regulations. Each member of our compensation committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act, or Rule 16b-3, and an outside director, as defined pursuant to Section 162(m) of the Code, or Section 162(m). Our compensation committee, among other things:

  •
  reviews, approves and determines, or makes recommendations to our board of directors regarding, the compensation of our executive officers;

  •
  administers our stock and equity compensation plans;

  •
  reviews and approves, or makes recommendations to our board of directors, regarding incentive compensation and equity compensation plans; and

  •
  establishes and reviews general policies relating to compensation and benefits of our employees.

        Our compensation committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of the New York Stock Exchange. A copy of the charter of our compensation committee is available on our website https://investors.twilio.com/.

        Pursuant to our 2016 Plan, our compensation committee may delegate to our Chief Executive Officer, or a committee comprised of the Chief Executive Officer and one or more other officer of the Company, all or part of its authority to approve certain grants of equity awards to certain individuals, subject to certain limitations including the amount of awards that can be granted pursuant to such delegated authority. To date, our compensation committee has not delegated any of its authority.

        Our compensation committee held eight meetings during fiscal year 2016.

  Nominating and Corporate Governance Committee

        Our nominating and governance committee consists of Ms. Rottenberg and Mr. Dalzell, with Ms. Rottenberg serving as Chairperson. Each member of our nominating and governance committee meets the requirements for independence under the listing standards of the New York Stock Exchange and SEC rules and regulations. Our nominating and corporate governance committee, among other things:

  •
  identifies, evaluates and selects, or makes recommendations to our board of directors regarding, nominees for election to our board of directors and its committees;

  •
  considers and makes recommendations to our board of directors regarding the composition of our board of directors and its committees;

  •
  reviews and assesses the adequacy of our corporate governance guidelines and recommends any proposed changes to our board of directors; and

  •
  evaluates the performance of our board of directors and of individual directors.

        Our nominating and corporate governance committee operates under a written charter that satisfies the applicable listing standards of the New York Stock Exchange. A copy of the charter of our nominating and corporate governance committee is available on our website at https://investors.twilio.com/.

        Our nominating and corporate governance committee held one meeting during fiscal year 2016.

Compensation Committee Interlocks and Insider Participation

        None of the members of our compensation committee is or has been an officer or employee of our Company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more of its executive officers serving on our board of directors or compensation committee. See the section titled "Certain Relationships and Related Party Transactions" for information about related party transactions involving members of our compensation committee or their affiliates.

Identifying and Evaluating Director Nominees

        The board of directors has delegated to the nominating and corporate governance committee the responsibility of identifying suitable candidates for nomination to the board of directors (including candidates to fill any vacancies that may occur) and assessing their qualifications in light of the policies and principles in these corporate governance guidelines and the committee's charter. The nominating and corporate governance committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks or any other means that the nominating and corporate governance committee deems to be appropriate in the evaluation process. The nominating and corporate governance committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the board of directors. Based on the results of the evaluation process, the nominating and corporate governance committee recommends candidates for the board of director's approval as director nominees for election to the board of directors.

Minimum Qualifications

        Our nominating and corporate governance committee uses a variety of methods for identifying and evaluating director nominees and will consider all facts and circumstances that it deems appropriate or advisable. In its identification and evaluation of director candidates, our nominating and corporate governance committee will consider the current size and composition of our board of directors and the needs of our board of directors and the respective committees of our board of directors. Some of the qualifications that our nominating and corporate governance committee considers include, without limitation, issues of character, ethics, integrity, judgment, diversity of experience, independence, skills, education, expertise, business acumen, length of service, understanding of our business and industry, potential conflicts of interest and other commitments. Nominees must also have proven achievement and competence in their field, the ability to offer advice and guidance to our management team, the ability to make significant contributions to our success, and an understanding of the fiduciary responsibilities that are required of a director. Director candidates must have sufficient time available in the judgment of our nominating and corporate governance committee to perform all board of director and committee responsibilities. Members of our board of directors are expected to prepare for, attend, and participate in all board of director and applicable committee meetings. Other than the foregoing, there are no stated minimum criteria for director nominees, although our nominating and corporate governance committee may also consider such other factors as it may deem, from time to time, are in our and our stockholders' best interests.

        Although our board of directors does not maintain a specific policy with respect to board diversity, our board of directors believes that our board of directors should be a diverse body, and our nominating and corporate governance committee considers a broad range of backgrounds and experiences. In making determinations regarding nominations of directors, our nominating and corporate governance committee may take into account the benefits of diverse viewpoints. Our nominating and corporate governance committee also considers these and other factors as it oversees the annual board of directors and committee evaluations. After completing its review and evaluation of director candidates, our nominating and corporate governance committee recommends to our full board of directors the director nominees for selection.

Stockholder Recommendations and Nominations to the Board of Directors

        Stockholders may submit recommendations for director candidates to the nominating and corporate governance committee by sending the individual's name and qualifications to our General Counsel at Twilio Inc., 375 Beale Street, Suite 300, San Francisco, CA 94105, who will forward all recommendations to the nominating and corporate governance committee. The nominating and corporate governance committee will evaluate any candidates recommended by stockholders against the same criteria and pursuant to the same policies and procedures applicable to the evaluation of candidates proposed by directors or management.

Stockholder and Other Interested Party Communications

        The board of directors provides to every stockholder and any other interested parties the ability to communicate with the board of directors, as a whole, and with individual directors on the board of directors through an established process for stockholder communication. For a stockholder communication directed to the board of directors as a whole, stockholders and other interested parties may send such communication to our General Counsel via U.S. Mail or Expedited Delivery Service to: Twilio Inc., 375 Beale Street, Suite 300, San Francisco, CA 94105, Attn: Board of Directors c/o General Counsel.

        For a stockholder or other interested party communication directed to an individual director in his or her capacity as a member of the board of directors, stockholders and other interested parties may send such communication to the attention of the individual director via U.S. Mail or Expedited Delivery Service to: Twilio Inc., 375 Beale Street, Suite 300, San Francisco, CA 94105, Attn: [Name of Individual Director].

        Our General Counsel, in consultation with appropriate members of our board of directors as necessary, will review all incoming communications and, if appropriate, all such communications will be forwarded to the appropriate member or members of our board of directors, or if none is specified, to the Chairperson of our board of directors.

Corporate Governance Guidelines and Code of Business Conduct and Ethics

        Our board of directors has adopted Corporate Governance Guidelines that address items such as the qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to us in general. In addition, our board of directors has adopted a code of business conduct and ethics that applies to all of our employees, officers and directors including our Chief Executive Officer, Chief Financial Officer, and other executive and senior financial officers. A copy of our Corporate Governance Guidelines and Code of Business Conduct and Ethics is available on our Internet website at https://investors.twilio.com and may also be obtained without charge by contacting our Corporate Secretary at Twilio Inc., 375 Beale Street, Suite 300, San Francisco, CA 94105. We intend to disclose any amendments to our code of business conduct and ethics, or waivers of its requirements, on our website or in filings under the Exchange Act, as required by the applicable rules and exchange requirements. During fiscal year 2016, no waivers were granted from any provision of the code of business conduct and ethics.

Risk Management

        Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, legal and compliance, and reputational. We have designed and implemented processes to manage risk in our operations. Management is responsible for the day-to-day management of risks the Company faces, while our board of directors, as a whole and assisted by its committees, has responsibility for the oversight of risk management. In its risk oversight role, our board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are appropriate and functioning as designed.

        Our board of directors believes that open communication between management and our board of directors is essential for effective risk management and oversight. Our board of directors meets with our Chief Executive Officer and other members of the senior management team at quarterly meetings of our board of directors, where, among other topics, they discuss strategy and risks facing the Company, as well at such other times as they deemed appropriate.

        While our board of directors is ultimately responsible for risk oversight, our board committees assist our board of directors in fulfilling its oversight responsibilities in certain areas of risk. Our audit committee assists our board of directors in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting and disclosure controls and procedures, legal and regulatory compliance, and discusses with management and the independent auditor guidelines and policies with respect to risk assessment and risk management. Our audit committee also reviews our major financial risk exposures and the steps management has taken to monitor and control these exposures. Our audit committee also monitors certain key risks on a regular basis throughout the fiscal year, such as risk associated with internal control over financial reporting and liquidity risk. Our nominating and corporate governance committee assists our board of directors in fulfilling its oversight responsibilities with respect to the management of risk associated with board organization, membership and structure, and corporate governance. Our compensation committee assesses risks created by the incentives inherent in our compensation policies. Finally, our full board of directors reviews strategic and operational risk in the context of reports from the management team, receives reports on all significant committee activities at each regular meeting, and evaluates the risks inherent in significant transactions.

Non-Employee Director Compensation

        In May 2016, our board of directors, upon the recommendation of our compensation committee, adopted our Non-Employee Director Compensation Policy for the compensation of our non-employee directors. Our non-employee directors receive compensation in the form of the following cash retainers and equity awards:

Annual Retainer for Board Membership
Annual service on the board of directors	$30,000
Additional Annual Retainer for Committee Membership
Annual service as member of the audit committee (other than chair)	$9,000
Annual service as chair of the audit committee	$18,000
Annual service as member of the compensation committee (other than chair)	$5,000
Annual service as chair of the compensation committee	$10,000
Annual service as member of the nominating and corporate governance committee (other than chair)	$3,500
Annual service as chair of the nominating and corporate governance committee	$7,000

        Our policy during fiscal year 2016 provided that, upon initial election to our board of directors, each non-employee director would be granted restricted stock units ("RSUs") having a value of $300,000 (the "Initial Grant"). In addition, on the date of each of our annual meetings of stockholders, each non-employee director who had been a member of the board of directors for at least six months and would continue as a member of our board of directors would be granted an annual award of RSUs having a value of $150,000 (the "Annual Grant"). The number of the RSUs for the Initial Grant and the Annual Grant were determined by dividing such applicable values by the fair market value of one share of the Company's Class A common stock on the date of grant. The Initial Grant vests in equal annual installments over three years, subject to continued service as a director through the applicable vesting dates. The Annual Grant vests in full on the earlier of (i) the anniversary of the grant date or (ii) our next annual meeting of stockholders, subject to continued service as a director through the applicable vesting date. Such awards are subject to full accelerated vesting upon a "sale event," as defined in the 2016 Plan.

        In 2017, we amended and restated our Non-Employee Director Compensation Policy to provide the same cash retainers and equity awards above, except that the Annual Grant will be made on the date of each of our annual meeting of stockholders to each non-employee director who will continue as a member of the board of directors following such annual meeting of stockholders, instead of only to each continuing non-employee director who had been a member of our board of directors for at least six months. In addition, the amended and restated Non-Employee Director Compensation Policy provides that the number of RSUs for the Initial Grant and the Annual Grant will be determined by dividing the applicable values by the average closing market price on the New York Stock Exchange (or such other market on which the Company's Class A common stock is then principally listed) of one share of the Company's Class A common stock over the trailing 30-day period ending on the last day of the month immediately prior to the month of the grant date. The amended and restated Non-Employee Director Compensation Policy also provides that, pursuant to the 2016 Plan, the aggregate amount of compensation, including both equity compensation and cash compensation, paid to any non-employee director in a calendar year will not exceed $750,000 (or such other limit as may be set forth in the 2016 Plan or any similar provision of a successor plan).

        Employee directors will receive no additional compensation for their service as a director.

        We will reimburse all reasonable out-of-pocket expenses incurred by directors for their attendance at meetings of our board of directors or any committee thereof.

  Non-Employee Director Compensation Table

        The following table provides information regarding the total compensation that was earned by or paid to each of our non-employee directors in fiscal year 2016. Mr. Lawson, who is our Chief Executive

Officer, did not receive any additional compensation for his service as a director. The compensation received by Mr. Lawson, as a named executive officer of the Company, is presented in "Executive Compensation—Summary Compensation Table".

Name	Fees earned or paid in cash ($)	Stock awards ($)(1)		Total ($)
Richard Dalzell(2)	16,750	—		16,750
Byron Deeter(3)	18,500	—		18,500
Elena Donio(4)	20,000	300,006	(4)	320,006
James McGeever(3)	26,500	—		26,500
Scott Raney(3)	19,500	—		19,500
Erika Rottenberg(5)	22,000	300,001	(5)	322,001

(1)
The amounts reported represent the aggregate grant date fair values of the RSUs awarded to the directors in the fiscal year ended December 31, 2016, calculated in accordance with FASB ASC Topic 718. Such grant date fair values do not take into account any estimated forfeitures related to service-based vesting conditions. The valuation assumptions used in determining such amounts are described in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K filed on February 22, 2017. The amounts reflect the accounting cost for the RSUs and do not correspond to the actual economic value that may be received by the directors upon vesting or settlement of the RSUs.
(2)
As of December 31, 2016, Mr. Dalzell held an outstanding option to purchase a total of 150,000 shares of our Class B common stock.
(3)
As of December 31, 2016, Messrs. Deeter, McGeever and Raney each held no outstanding equity awards.
(4)
As of December 31, 2016, Ms. Donio held 29,733 RSUs. Of these RSUs, 33% vested on February 4, 2017, and the remaining RSUs vest in eight equal quarterly installments over the next two years, such that all the RSUs will vest in full on February 4, 2019, subject to continued service through each such vesting date.
(5)
As of December 31, 2016, Ms. Rottenberg held 26,087 RSUs. Of these RSUs, 33% vest on August 15, 2017, and the remaining RSUs vest in eight equal quarterly installments over the next two years, such that all the RSUs will vest in full on August 15, 2019, subject to continued service through each such vesting date.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

         Our board of directors is currently composed of seven members. In accordance with our amended and restated certificate of incorporation, our board of directors is divided into three staggered classes of directors. At the Annual Meeting, two Class I directors will be elected for a three-year term to succeed the same class whose term is then expiring.

        Each director's term continues until the election and qualification of his or her successor, or such director's earlier death, resignation or removal. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors. This classification of our board of directors may have the effect of delaying or preventing changes in the control of our Company.

Nominees

        Our nominating and corporate governance committee has recommended, and our board of directors has approved, Richard Dalzell and Erika Rottenberg as nominees for election as Class I directors at the Annual Meeting. If elected, each of Mr. Dalzell and Ms. Rottenberg will serve as Class I directors until the 2020 annual meeting of stockholders and until their successors are duly elected and qualified. Each of the nominees is currently a director of our Company. For information concerning the nominees, please see the section titled "Board of Directors and Corporate Governance."

        If you are a stockholder of record and you sign your proxy card or vote by telephone or over the Internet but do not give instructions with respect to the voting of directors, your shares will be voted "FOR" the election of Mr. Dalzell and Ms. Rottenberg. We expect that Mr. Dalzell and Ms. Rottenberg will each accept such nomination; however, in the event that a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by our board of directors to fill such vacancy. If you are a street name stockholder and you do not give voting instructions to your broker or nominee, your broker will leave your shares unvoted on this matter.

Vote Required

        The election of directors requires a plurality of the voting power of the shares of our common stock be present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved. Broker non-votes will have no effect on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"

EACH OF THE NOMINEES NAMED ABOVE.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         Our audit committee has appointed KPMG LLP ("KPMG"), an independent registered public accounting firm, to audit our consolidated financial statements for our fiscal year ending December 31, 2017. During our fiscal year ended December 31, 2016, KPMG served as our independent registered public accounting firm.

        Notwithstanding the appointment of KPMG, and even if our stockholders ratify the appointment, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our audit committee believes that such a change would be in the best interests of our Company and our stockholders. At the Annual Meeting, our stockholders are being asked to ratify the appointment of KPMG as our independent registered public accounting firm for our fiscal year ending December 31, 2017. Our audit committee is submitting the appointment of KPMG to our stockholders because we value our stockholders' views on our independent registered public accounting firm and as a matter of good corporate governance. Representatives of KPMG will be present at the Annual Meeting, and they will have an opportunity to make a statement and will be available to respond to appropriate questions from our stockholders.

        If our stockholders do not ratify the appointment of KPMG, our board of directors may reconsider the appointment.

Fees Paid to the Independent Registered Public Accounting Firm

        The following table presents fees for professional audit services and other services rendered to our Company by KPMG for our fiscal years ended December 31, 2015 and 2016.

	2015	2016
	(In Thousands)
Audit Fees(1)	$1,791	$1,776
Audit-Related Fees	$—	$—
Tax Fees(2)	$390	$129
All Other Fees	$—	$—

Total Fees	$2,181	$1,905

(1)
Audit Fees consist of professional services rendered in connection with the audit of our annual consolidated financial statements, including audited financial statements presented in our Annual Report on Form 10-K and services that are normally provided by the independent registered public accountants in connection with statutory and regulatory filings or engagements for those fiscal years. Fees for fiscal 2016 also consisted of professional services rendered in connection with our Registration Statements on Form S-1 related to the initial public offering and follow-on offering of our Class A common stock completed in June 2016 and October 2016, respectively.
(2)
Tax Fees consist of fees for professional services for tax compliance, tax advice and tax planning. These services include consultation on tax matters and assistance regarding federal, state and international tax compliance.

Auditor Independence

        In our fiscal year ended December 31, 2016, there were no other professional services provided by KPMG, other than those listed above, that would have required our audit committee to consider their compatibility with maintaining the independence of KPMG.

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

        Our audit committee has established a policy governing our use of the services of our independent registered public accounting firm. Under this policy, our audit committee is required to pre-approve all audit, internal control-related services and permissible non-audit services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair the public accountants' independence. All services provided by KPMG for our fiscal years ended December 31, 2015 and 2016 were pre-approved by our audit committee and were compatible with maintaining KPMG's independence.

Vote Required

        The ratification of the appointment of KPMG as our independent registered public accounting firm for our fiscal year ending December 31, 2017 requires the affirmative vote of a majority of the voting power of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote against this proposal, and broker non-votes will have no effect.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE

APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM.

PROPOSAL NO. 3
RATIFICATION OF 2016 STOCK OPTION AND INCENTIVE PLAN

         Our 2016 Stock Option and Incentive Plan (the "2016 Plan") became effective in 2016 in connection with our initial public offering. The 2016 Plan provides for the grant of awards to our eligible officers, employees, non-employee directors and consultants in the form of stock options, stock appreciation rights, restricted stock units, restricted stock awards, unrestricted stock awards, cash-based awards, performance share awards and dividend equivalent rights.

        Pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)"), we generally may not deduct for federal income tax purposes compensation paid to certain executive officers to the extent that any of these persons receives more than $1 million in compensation in any single year. Compensation includes both cash compensation and compensation derived from equity awards. The executive officers whose compensation is subject to deduction limitation are those that constitute "covered employees" within the meaning of Section 162(m), which generally includes our Chief Executive Officer and certain of our most highly-compensated officers other than our Chief Financial Officer. However, if compensation qualifies as "performance-based" for Section 162(m) purposes, we may deduct it for federal income tax purposes even if it exceeds $1 million in a single year. Certain awards under the 2016 Plan can be designed to qualify as "performance-based" compensation within the meaning of Section 162(m). Certain awards made to our covered employees under the 2016 Plan that are granted and/or vest prior to our 2020 annual meeting of stockholders should not be subject to the cap on our tax deduction imposed by Section 162(m). However, for awards that are granted and/or become vested under our 2016 Plan to potentially qualify as "performance-based" compensation under Section 162(m) after our 2020 annual meeting of stockholders, our stockholders must approve the material terms, share limits, performance award dollar limit, and performance criteria of the 2016 Plan on or before such annual meeting.

        Therefore, our board of directors is seeking stockholder ratification of the 2016 Plan so that certain awards made to covered employees under the 2016 Plan, including stock options, stock appreciation rights, restricted stock awards, restricted stock units, cash-based awards and performance share awards subject to performance-based vesting, will continue to qualify as "performance-based compensation" under Section 162(m) beyond our 2020 annual meeting and therefore be eligible to be exempt from the cap on the Company's tax deduction imposed by Section 162(m).

        Because of the fact-based nature of the performance-based compensation exception under Section 162(m), we cannot guarantee that any awards under the 2016 Plan will qualify for exemption under Section 162(m). However, the 2016 Plan is structured with the intention that our compensation committee will have the discretion to make awards under the 2016 Plan that may qualify as "performance-based" compensation under Section 162(m). Subject to the requirements of Section 162(m), if the material terms under our 2016 Plan, including the annual equity grant share limitations, the performance award dollar limit and the performance criteria under which performance-based awards may be granted, are not approved by our stockholders, we will not make any further grants under the 2016 Plan to our "covered employees", or their successors, until such time, if any, as stockholder approval of a subsequent similar proposal is obtained.

        We are not seeking to change the number of shares of Class A common stock of the Company available for issuance under the 2016 Plan. Subject to adjustment for stock splits, stock dividends and similar events, the total number of shares of Class A common stock of the Company that can be issued under the 2016 Plan is 11,500,000 shares, as increased on January 1, 2017 and each January 1 thereafter by 5 percent of the number of shares of Class A and Class B common stock of the Company issued and outstanding on the immediately preceding December 31 (the "Annual Increase") or such lesser number of shares of Class A common stock of the Company as determined by the compensation committee in its sole discretion. The shares of Class A common stock issued by the Company under the 2016 Plan may be authorized but unissued shares, or shares reacquired by the Company. To the extent that shares of Class A common stock underlying awards under the 2016 Plan or the Company's 2008 Stock Option Plan, as amended and restated (the "2008 Plan") (as converted from Class B common stock of the Company) are forfeited, canceled, held back upon exercise of an option or settlement of an award to cover the exercise price or tax withholding, reacquired by the Company prior to vesting, satisfied without the issuance of stock or otherwise terminated (other than by exercise), such shares will be added back to the shares of Class A common stock available for issuance under the 2016 Plan. In the event the Company repurchases shares of Class A common stock on the open market, such shares shall not be added to the shares of Class A common stock available for issuance under the 2016 Plan. In addition, subject to adjustment for stock splits, stock dividends and similar events, the maximum number of shares of Class A common stock of the Company that may be issued pursuant to the exercise of incentive stock options under the 2016 Plan is 11,500,000, cumulatively increased on January 1, 2017 and on each January 1 thereafter by the lesser of the Annual Increase for such year or 5,750,000 shares of Class A common stock of the Company.

        Based solely upon the closing price of the Company's Class A common stock as reported on the New York Stock Exchange on December 30, 2016 and the maximum number of shares of Class A common stock of the Company that would have been available for awards as of such date, the maximum aggregate market value of the securities to be issued under the 2016 Plan would be $328,757,550.

        We believe that the stock-based awards available for grant under the 2016 Plan can play an important role in the success of the Company by encouraging and enabling our officers, employees, non-employee directors and consultants, upon whose judgment, initiative and efforts we depend on for the successful conduct of our business, to acquire a proprietary interest in the Company. We believe that it is important to maintain the flexibility to preserve our tax deduction for awards under the 2016 Plan that qualify as "performance-based compensation" under Section 162(m).

Qualified Performance-Based Compensation under Section 162(m) of the Code

        To ensure that certain awards granted under the 2016 Plan to covered employees are eligible to qualify as "performance-based compensation" under Section 162(m), the 2016 Plan provides that the compensation committee may require that the vesting or attainment of such awards be conditioned on the satisfaction of performance criteria that may include any or all of the following: (1) sales or revenue or bookings; (2) sales or revenue or bookings mix; (3) sales or market shares; (4) expense; (5) margins; (6) operating efficiency; (7) earnings before interest, taxes, depreciation and amortization; (8) net income (loss) (either before or after interest, taxes, depreciation and/or amortization); (9) operating income (loss); (10) earnings (loss) per share of Class A common stock of the Company; (11) working capital; (12) operating cash flow (funds from operations) and free cash flow; (13) customer satisfaction, (14) Net Promoter Score; (15) customer churn; (16) number of customers; (17) customer retention and expansion; (18) return on sales, gross or net profit levels; (19) return on capital, assets, equity, or investment; (20) changes in the market price of the Company's Class A common stock; (21) total stockholder return; (22) quality and reliability; (23) productivity; (24) economic value-added; and (25) acquisitions or strategic transactions, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The compensation committee will select the particular performance criteria within 90 days following the commencement of a performance cycle. A performance cycle is a period of no less than 12 months. Subject to adjustments for stock splits and similar events, the maximum award that may be granted to any one covered employee that is intended to qualify as "performance-based compensation" will not exceed 11,500,000 shares for any performance cycle and stock options or stock appreciation rights with respect to no more than 11,500,000 shares of Class A common stock of the Company (subject to adjustment for stock splits and similar events) may be granted to any one individual during any one calendar-year period. If a performance-based award is payable in cash, it cannot exceed $5 million for any one covered employee for any performance cycle.

Summary of the 2016 Plan

        The following description of certain features of the 2016 Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the 2016 Plan attached hereto as Appendix A and incorporated herein by reference.

        Administration.    The 2016 Plan is administered by the compensation committee. The compensation committee has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the 2016 Plan. The compensation committee may, in its discretion, delegate to the Chief Executive Officer of the Company or a committee comprised of the Chief Executive Officer of the Company and one or more other officer of the Company, all or part of its authority and duties with respect to the granting certain awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Securities Exchange Act of 1934, as amended, or who are not covered employees.

        Eligibility.    All full-time and part-time officers, employees, non-employee directors and other key persons, including consultants, of the Company and its subsidiaries are eligible to participate in the 2016 Plan, subject to the discretion of the compensation committee. As of December 31, 2016, the number of individuals potentially eligible to participate in the 2016 Plan is approximately 737 persons.

        Limitations on Grants.    Subject to adjustments for stock splits and similar events:

  •
  stock options and stock appreciation rights with respect to no more than 11,500,000 shares of Class A common stock of the Company may be granted to any one individual in any one calendar year;

  •
  the maximum number of shares of Class A common stock of the Company that may be issued as incentive stock options may not exceed the 11,500,000, cumulatively increased on January 1, 2017 and on each January 1 thereafter by the lesser of the Annual Increase for such year, or 5,750,000 shares of Class A common stock of the Company;

  •
  the maximum award that may be granted to any one covered employee that is intended to qualify as "performance-based compensation" will not exceed 11,500,000 shares for any performance cycle; if a performance-based award is payable in cash, it cannot exceed $5 million for any one covered employee for any performance cycle; and

  •
  the value of all awards issued under the 2016 Plan and all other cash compensation paid by the Company to any non-employee director in any calendar year cannot exceed $750,000.

        Stock Options.    Stock options granted under the 2016 Plan may be either incentive stock options within the meaning of Section 422 of the Code, or non-qualified stock options. Incentive stock options may be granted only to employees of the Company or any subsidiary. Stock options granted under the 2016 Plan will be non-qualified stock options if they (i) fail to qualify as incentive stock options, (ii) are granted to someone who is not an employee, or (iii) otherwise so provide. Non-qualified stock options may be granted to persons eligible to receive incentive stock options and to non-employee directors and other key persons.

        The compensation committee has authority to determine the terms and conditions of stock options granted under the 2016 Plan. However, the per share exercise price of such stock options will not be less than 100% of the fair market value of a share of Class A common stock of the Company on the date or grant. If an employee owns or is deemed to own (pursuant to Section 424(d) of the Code)

more than 10% of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation (a "10% Owner"), then the per share exercise price of any incentive stock option granted to that employee will not be less than 110% of the fair market value of a share of Class A common stock of the Company on the date of grant. The term of each stock option will be fixed by the compensation committee and may not exceed ten years from the date of grant (five years from the date of grant for a 10% Owner). The compensation committee will determine at what time or times each stock option may be exercised and the period of time, if any, after death, disability, or termination of employment during which stock options may be exercised. In the absence of such determinations by the compensation committee, the exercise periods are as set forth in the applicable stock option agreements under the 2016 Plan. Stock options may be made exercisable in installments, and the exercisability of options may be accelerated upon the occurrence of certain events or from time to time in the discretion of the compensation committee. In general, unless otherwise permitted by the compensation committee, no stock option granted under the 2016 Plan is transferable by the optionee other than by will or by the laws of descent and distribution, and stock options may be exercised during the optionee's lifetime only by the optionee, or by the optionee's legal representative or guardian in the case of the optionee's incapacity.

        Stock options granted under the 2016 Plan may be exercised for cash or, if permitted by the compensation committee, by transfer to the Company (either actually or by attestation) of shares of Class A common stock of the Company that are not then subject to restrictions under any Company plan, and that have a fair market value equivalent to the aggregate stock option exercise price of the shares being purchased, or, subject to applicable law, by compliance with certain provisions pursuant to which a securities broker delivers the purchase price for the shares to the Company.

        To qualify as incentive stock options, stock options must meet additional federal tax requirements, including a $100,000 limit on the value of shares of Class A common stock subject to incentive stock options which first become exercisable in any one calendar year, and a shorter term and higher minimum exercise price in the case of 10% Owners.

        Stock Appreciation Rights.    The compensation committee may award a stock appreciation right either as a freestanding award or in tandem with a stock option. A stock appreciation right is an award entitling the recipient to receive shares of Class A common stock of the Company having a value equal to the excess of the fair market value of the Class A common stock of the Company on the date of exercise over the exercise price of the stock appreciation right, which price may not be less than 100 percent of the fair market value of the Class A common stock of the Company on the date of grant (or more than the option exercise price per share, if the stock appreciation right was granted in tandem with a stock option) multiplied by the number of shares of Class A common stock of the Company with respect to which the stock appreciation right was exercised. All stock appreciation rights are exercisable during the grantee's lifetime only by the grantee or the grantee's legal representative.

        Restricted Stock Awards.    The compensation committee may grant shares of Class A common stock subject to such conditions and restrictions as the compensation committee may determine. These conditions and restrictions may include the achievement of pre-established performance goals and/or continued employment with the Company through a specified vesting period. The vesting period is determined by the compensation committee. If the applicable performance goals and other restrictions are not attained, the holder will forfeit his or her restricted stock award. Holders of restricted stock have the rights of a stockholder with respect to the voting of the shares of restricted stock and receipt of dividends, subject to such conditions contained in the award agreement evidencing the restricted stock award; provided, that if the lapse of restrictions with respect to the restricted stock award is tied to the attainment of performance goals, any dividends paid by the Company during the applicable performance period will accrue and will not be paid to the holder until and to the extent the performance goals are met with respect to the restricted stock award.

        Unrestricted Stock Awards.    The compensation committee may also grant shares of Class A common stock of the Company that are free from any restrictions under the 2016 Plan. Unrestricted stock may be granted in recognition of past services or other valid consideration, and may be issued in lieu of cash compensation.

        Restricted Stock Units.    The compensation committee may grant restricted stock units. The restricted stock units are ultimately payable in the form of shares of Class A common stock of the Company and may be subject to such conditions and restrictions as the compensation committee may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with the Company through a specified vesting period. During the vesting period, subject to terms and conditions imposed by the compensation committee, the restricted stock units may be credited with dividend equivalent rights (discussed below). Subject to the consent of the compensation committee, a participant may make an advance election to receive a portion of his or her cash compensation otherwise due in the form of a restricted stock unit. A restricted unit award may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of during the deferral period.

        Performance Share Awards.    The compensation committee may grant performance share awards that entitles the grantee to receive shares of Class A common stock of the Company upon the achievement of specified performance goals. The compensation committee may make performance share awards independent of or in connection with the granting of any other award under the 2016 Plan. The compensation committee in its sole discretion will determine whether and to whom performance share awards are made, the performance goals, the periods during which performance is to be measured, and all other limitations and conditions.

        Performance-Based Compensation.    The compensation committee may grant awards of restricted stock, restricted stock units, performance share awards or cash-based awards under the 2016 Plan that are intended to qualify as "performance-based compensation" under Section 162(m). Such awards will only vest or become payable upon the attainment of performance goals that are established by the compensation committee and relate to one or more performance criteria listed above.

        Cash-Based Awards.    The compensation committee may grant cash bonuses under the 2016 Plan. The cash bonuses may be subject to the achievement of certain performance goals.

        Dividend Equivalent Rights.    The compensation committee may grant dividend equivalent rights that provide credits for cash dividends that would be paid if the holder had held specified shares of Class A common stock of the Company. Dividend equivalent rights may be granted as a component of another award or as a freestanding award. Dividend equivalent rights credited under the 2016 Plan may be paid currently or be deemed to be reinvested in additional shares of Class A common stock of the Company, which may thereafter accrue additional dividend equivalent rights. Dividend equivalent rights may be settled in cash, shares of Class A common stock of the Company, or a combination thereof, in a single installment or installments, as specified in the award. A dividend equivalent right granted as a component of an award of restricted stock units or performance share award will provide that such dividend equivalent right will be settled only upon settlement or payment of, or lapse of restrictions on, such other award, and that such dividend equivalent right will expire or be forfeited or annulled under the same conditions as such other award.

        Tax Withholding.    Participants under the 2016 Plan are responsible for the payment of any federal, state, or local taxes that we are required by law to withhold upon any option exercise or vesting of other awards. The Company and its subsidiaries will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant and/or to direct that the proceeds from a sale of Class A common stock of the Company on behalf of a participant be paid over to the Company to satisfy any such tax withholding obligations. Subject to approval by the compensation committee, a participant may elect to have the Company's minimum required tax withholding obligation be satisfied, in whole or in part, by authorizing the Company to withhold from shares of Class A common stock of the Company to be issued pursuant to any award a number of shares with an aggregate fair market value (as of the date the withholding is effected) that would satisfy the withholding amount due. The compensation committee may also require awards to be subject to mandatory share withholding up to the required withholding amount.

        Sale Event.    The 2016 Plan provides that upon the effectiveness of a "sale event" (as defined in the 2016 Plan), an acquirer or successor entity may assume, continue or substitute for the outstanding awards under the 2016 Plan. To the extent that awards granted under the 2016 Plan are not assumed or continued or substituted by the successor entity, all unvested awards granted under the 2016 Plan will terminate. In such case, except as may be otherwise provided in the relevant award agreement, all options and stock appreciation rights with time-based vesting, conditions or restrictions that are not exercisable immediately prior to the sale event will become fully exercisable as of the sale event, all other awards with time-based vesting, conditions or restrictions will become fully vested and nonforfeitable as of the sale event, and all awards with conditions and restrictions relating to the attainment of performance goals may become vested and nonforfeitable in connection with the sale event in the compensation committee's discretion or to the extent specified in the relevant award agreement. In the event of such termination, participants holding options and stock appreciation rights will be permitted to exercise such options and stock appreciation rights (to the extent exercisable) prior to the sale event. In addition, in connection with the termination of the 2016 Plan upon a sale event, we may make or provide for a cash payment to participants holding vested and exercisable options and stock appreciation rights equal to the difference between the per share cash consideration payable to stockholders in the sale event and the exercise price of the options or stock appreciation rights.

        Amendments and Termination.    The board of directors may amend or discontinue the 2016 Plan and the compensation committee will be able to amend or cancel outstanding awards for purposes of satisfying changes in law or any other lawful purpose, but no such action may adversely affect rights under an award without the holder's consent. The compensation committee is specifically authorized to exercise its discretion to reduce the exercise price of outstanding stock options or stock appreciation rights or effect the repricing of such awards through cancellation and re-grants. Certain amendments to the 2016 Plan will require the approval of our stockholders. No grants may be made under the 2016 Plan after the tenth anniversary of its effective date, provided that no Incentive Stock Options may be made under the Plan after the tenth anniversary of the date that it is approved by the board of directors.

New Plan Benefits

        We are not asking stockholders to approve of any additional shares of Class A common stock to be reserved for issuance under the 2016 Plan. Because the grant of awards under the 2016 Plan is within the discretion of the compensation committee, the Company cannot determine the dollar value or number of shares of Class A common stock of the Company that will in the future be received by or allocated to any participant in the 2016 Plan. Accordingly, in lieu of providing information regarding benefits that will be received under the 2016 Plan, the following table provides information concerning the benefits that were received by the following persons and groups during 2016: each named executive officer; all current executive officers, as a group; all current directors who are not executive officers, as a group; and all current employees who are not executive officers, as a group.

2016 Plan

Name and Position	Dollar Value ($)(1)	Number of Units
Jeff Lawson	—	—
Lee Kirkpatrick	—	—
Karyn Smith	—	—
All current executive officers, as a group	—	—
All current directors who are not executive officers, as a group	—	—
All current employees who are not executive officers, as a group	38,309,711	1,349,730

(1)
Value is based on $28.85, which was the closing market price of our Class A common stock on December 30, 2016.

Tax Aspects under the U.S. Internal Revenue Code

        The following is a summary of the principal federal income tax consequences of transactions under the 2016 Plan. It does not describe all federal tax consequences under the 2016 Plan, nor does it describe state or local tax consequences.

        Incentive Stock Options.    No taxable income is generally realized by the optionee upon the grant or exercise of an incentive stock option. If shares of Class A common stock of the Company issued to an optionee pursuant to the exercise of an incentive stock option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such shares, any amount realized in excess of the exercise price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) there will be no deduction for the Company for federal income tax purposes. The exercise of an incentive stock option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee. An optionee will not have any additional FICA (Social Security) taxes upon exercise of an incentive stock option.

        Shares of Class A common stock of the Company acquired upon the exercise of an incentive stock option must be held by the optionee until at least two years after the date the stock option was granted and at least one year after the stock option was exercised. If such shares are disposed of prior to the expiration of the holding periods described above, generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of Class A common stock of the Company at exercise (or, if less, the amount realized on a sale of such shares of Class A common stock of the Company) over the exercise price, and (ii) the Company will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive stock option is paid by tendering shares of Class A common stock of the Company.

        If an incentive stock option is exercised at a time when it no longer qualifies for the tax treatment described above, the stock option is treated as a non-qualified stock option. Generally, an incentive stock option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

        Non-Qualified Stock Options.    With respect to non-qualified stock options under the 2016 Plan, no income is realized by the optionee at the time the stock option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the exercise price and the fair market value of the shares of Class A common stock of the Company on the date of exercise, and the Company receives a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of Class A common stock of the Company have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified stock option is paid by tendering shares of Class A common stock of the Company. Upon exercise, the optionee will also be subject to FICA taxes on the excess of the fair market value over the exercise price of the stock option.

        Stock Appreciation Rights.    No income will be recognized by a recipient upon the grant of either tandem or freestanding stock appreciation rights. For the year in which the stock appreciation right is exercised, the recipient will generally be taxed at ordinary income rates on the amount equal to the cash received plus the fair market value of any unrestricted shares received on the exercise.

        Unrestricted Stock Awards.    The recipient of an unrestricted stock award will generally be taxed at ordinary income rates on the difference between: (i) the fair market value of the shares of Class A common stock of the Company on the grant date, and (ii) the purchase price, if any, of the shares.

        Restricted Stock Awards.    The recipient of a restricted stock award will generally be taxed at ordinary income rates on the fair market value of the restricted shares (reduced by any amount paid by the recipient for such restricted shares) at such time as the shares are no longer subject to restrictions. However, a recipient may elect under Section 83(b) of the Code (the election must be filed with the IRS within 30 days of the grant date) to be taxed at ordinary income rates on the difference between: (i) the fair market value of such Class A shares of the Company on the grant date, and (ii) the purchase price, if any, of the shares. If a Section 83(b) election has not been made, dividends received with respect to restricted shares will generally be taxed as ordinary income to the recipient. If a Section 83(b) election has been made, dividends will be taxed at dividend rates.

        Restricted Stock Units.    The recipient of a restricted stock unit will generally be taxed at ordinary income rates on the fair market value of the shares of Class A common stock of the Company awarded on the transfer date (reduced by any amount paid by the recipient for such shares). The capital gains/loss holding period for such shares will also commence on such date.

        Performance Share Awards.    Performance share awards are generally taxed in the same manner as restricted stock awards, the only difference being that with respect to performance share awards the restrictions are performance-based, whereas with respect to restricted stock awards, the restrictions are time-based.

        Dividend Equivalent Rights.    Dividend equivalent rights may be paid currently or credited to the recipient's account to purchase additional stock appreciation rights or restricted stock units. If paid currently, then the dividend equivalent rights are also taxed currently. If credited to the recipient's account, the dividend equivalent rights are not taxed at the time of grant, but rather will be taxed as the stock appreciation rights or the restricted stock units that they were used to purchase.

        Parachute Payments.    The vesting of any portion of any stock option or other award that is accelerated due to the occurrence of a change of control may cause a portion of the payments with respect to such accelerated awards to be treated as "parachute payments" as defined in the Code. Any such parachute payments may be non-deductible to the Company, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

        Limitation on the Company's Deductions.    As a result of Section 162(m), the Company's deduction for certain awards under the 2016 Plan may be limited to the extent that a covered employee receives compensation in excess of $1 million in such taxable year of the Company (other than performance-based compensation that otherwise meets the requirements of Section 162(m)).

Vote Required

        Under our amended and restated certificate of incorporation and amended and restated bylaws, the approval of Proposal No. 3 requires that a majority of the voting power of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon vote "FOR" this proposal. Abstentions are considered shares present and entitled to vote on this proposal and will have the effect of a vote against this proposal. Broker non-votes will not affect the outcome of this proposal. In addition, the rules of the New York Stock Exchange require that a majority of the votes properly cast vote "FOR" this proposal. The New York Stock Exchange treats abstentions both as shares entitled to vote and as votes cast, but does not treat broker non-votes as votes cast. Because this proposal is a non-routine matter under the rules of the New York Stock Exchange, brokerage firms, banks and other nominees who hold shares on behalf of clients in "street name" are not permitted to vote the shares if the client does not provide instructions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

REPORT OF THE AUDIT COMMITTEE

         The audit committee is a committee of the board of directors comprised solely of independent directors as required by the listing standards of the New York Stock Exchange and rules and regulations of the Securities and Exchange Commission ("SEC"). The audit committee operates under a written charter approved by our board of directors, which is available on our web site at https://investors.twilio.com/. The composition of the audit committee, the attributes of its members and the responsibilities of the audit committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The audit committee reviews and assesses the adequacy of its charter and the audit committee's performance on an annual basis.

        With respect to our financial reporting process, our management is responsible for (1) establishing and maintaining internal controls and (2) preparing our consolidated financial statements. Our independent registered public accounting firm, KPMG LLP ("KPMG"), is responsible for performing an independent audit of our consolidated financial statements. It is the responsibility of the audit committee to oversee these activities. It is not the responsibility of the audit committee to prepare our financial statements. These are the fundamental responsibilities of management. In the performance of its oversight function, the audit committee has:

  •
  reviewed and discussed the audited financial statements with management and KPMG;

  •
  discussed with KPMG the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), and as adopted by the Public Company Accounting Oversight Board ("PCAOB") in Rule 3200T; and

  •
  received the written disclosures and the letter from KPMG required by applicable requirements of the PCAOB regarding the independent accountant's communications with the audit committee concerning independence, and has discussed with KPMG its independence.

        Based on the audit committee's review and discussions with management and KPMG, the audit committee recommended to the board of directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2016 for filing with the SEC.

        Respectfully submitted by the members of the audit committee of the board of directors:

  Jim McGeever (Chair)
  Scott Raney
  Erika Rottenberg

This report of the audit committee is required by the SEC and, in accordance with the SEC's rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended ("Securities Act"), or under the Securities Exchange Act of 1934, as amended ("Exchange Act"), except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed "soliciting material" or "filed" under either the Securities Act or the Exchange Act.

EXECUTIVE OFFICERS

         The following table identifies certain information about our executive officers as of March 31, 2017. Our executive officers are appointed by, and serve at the discretion of, our board of directors and holds office until his or her successor is duly elected and qualified or until his or her earlier resignation or removal. There are no family relationships among any of our directors or executive officers.

Name	Age	Position
Jeff Lawson	39	Co-Founder, Chief Executive Officer and Chairperson
Lee Kirkpatrick	56	Chief Financial Officer
George Hu	42	Chief Operating Officer
Karyn Smith	52	General Counsel and Corporate Secretary

  Executive Officers

        Jeff Lawson.    Mr. Lawson is one of our founders and has served as our Chief Executive Officer and as a member of our board of directors since April 2008 and has served as the Chairperson of our board of directors since November 2015. From 2001 to 2008, Mr. Lawson served as founder and Chief Technology Officer of Nine Star, Inc., a multi-channel retailer of equipment and apparel to the action sports industry. From 2004 to 2005, Mr. Lawson served as Technical Product Manager of Amazon.com, Inc., an electronic commerce and cloud computing company. In 2000, Mr. Lawson served as Chief Technology Officer of StubHub, Inc., an online marketplace for live entertainment events. From 1998 to 2000, Mr. Lawson served in several roles at Versity.com, Inc., a website for college lecture notes, including as founder, Chief Executive Officer and Chief Technology Officer. Mr. Lawson holds a B.S. in Computer Science and Film/Video from the University of Michigan.

        Mr. Lawson was selected to serve on our board of directors because of the perspective and experience he brings as our Chief Executive Officer, one of our founders and as one of our largest stockholders, as well as his extensive experience as an executive with other technology companies.

        Lee Kirkpatrick.    Mr. Kirkpatrick has served as our Chief Financial Officer since May 2012. From November 2010 to December 2011, Mr. Kirkpatrick served as Chief Financial Officer of SAY Media, Inc., a digital media and advertising firm formed by the combination of VideoEgg, Inc. and SixApart, Ltd. From 2007 to 2010, Mr. Kirkpatrick served as Chief Operating Officer and Chief Financial Officer of VideoEgg, Inc., an online advertising network. From 2005 to 2006, Mr. Kirkpatrick served as Chief Operating Officer of Kodak Imaging Network at the Eastman Kodak Company, an imaging company. From 2000 to 2005, Mr. Kirkpatrick served in several roles at Ofoto Inc., an online photography service, which was acquired by Eastman Kodak Company in 2001, including as Chief Operating Officer and Chief Financial Officer. From 1998 to 2000, Mr. Kirkpatrick served as Chief Financial Officer of iOwn, Inc., an online real estate services website, which was acquired by CitiMortgage, Inc. in 2001. From 1997 to 1998, Mr. Kirkpatrick served as Chief Financial Officer of HyperParallel, Inc., a data mining software company, which was acquired by Yahoo! Inc. in 1998. From 1988 to 1997, Mr. Kirkpatrick served in several roles at Reuters Group PLC, a financial information and news service company, including as Manager of Special Projects, District Finance Manager and Director of Finance and Operations. Mr. Kirkpatrick holds a B.S. in Business Administration from the University of Southern California and an M.B.A. from Columbia University.

        George Hu.    Mr. Hu has served as our Chief Operating Officer since February 2017. From December 2014 to April 2016, Mr. Hu founded and served as Chief Executive Officer at Peer, a workplace feedback startup that was acquired by Twitter in 2016. Prior to that, from November 2011 to December 2014, Mr. Hu served as Chief Operating Officer of salesforce.com, inc., a leading provider of enterprise cloud computing applications. From 2001 to 2011, Mr. Hu served in a variety of other management roles at salesforce.com, including Vice President of Product Marketing, Senior Vice President of Applications, Executive Vice President of Products, and Chief Marketing Officer. Mr. Hu holds an A.B. in Economics from Harvard College and an M.B.A. in Business Administration from the Stanford Graduate School of Business.

        Karyn Smith.    Ms. Smith has served as our General Counsel since September 2014. From October 2013 to August 2014, Ms. Smith served as Chief Operating Officer and General Counsel at Peek, Aren't You Curious, Inc., a children's clothing company. From January 2013 to August 2013, Ms. Smith served as General Counsel at Meltwater Group Inc., a software-as-a-service company. From August 2009 to June 2012, Ms. Smith served as Vice President and Deputy General Counsel at Zynga Inc., an online video game company. Prior to Zynga, Ms. Smith was a partner at Cooley LLP, a law firm, where she practiced law for 10 years. Ms. Smith holds a Bachelor of Journalism from the University of Missouri, Columbia and a J.D. from Santa Clara University School of Law.

 EXECUTIVE COMPENSATION

Overview

        Our compensation programs are designed to:

  •
  attract, motivate, incentivize and retain employees at the executive level who contribute to our long-term success;

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  provide compensation packages to our executives that are competitive and reward the achievement of our business objectives and effectively align their interests with those of our stockholders; and

  •
  effectively align our executives' interests with those of our stockholders by focusing on long-term equity incentives that correlate with the growth of sustainable long-term value for our stockholders.

        Our compensation committee is responsible for the executive compensation programs for our executive officers and reports to our board of directors on its discussions, decisions and other actions. Our Chief Executive Officer makes recommendations for the respective executive officers that report to him to our compensation committee and typically attends compensation committee meetings. Our Chief Executive Officer makes such recommendations (other than with respect to himself) regarding base salary, and short-term and long-term compensation, including equity incentives, for our executive officers based on our results, an executive officer's individual contribution toward these results, the executive officer's role and performance of his or her duties and his or her achievement of individual goals. Our compensation committee then reviews the recommendations and other data, including various compensation survey data and publicly-available data of our peers, and makes decisions as to the target total direct compensation for each executive officer, including our Chief Executive Officer, as well as each individual compensation element. While our Chief Executive Officer typically attends meetings of the compensation committee, the compensation committee meets outside the presence of our Chief Executive Officer when discussing his compensation and when discussing certain other matters, as well.

        Our compensation committee is authorized to retain the services of one or more executive compensation advisors, as it sees fit, in connection with the establishment of our executive compensation programs and related policies. In fiscal year 2016, the compensation committee continued to retain Compensia Inc., a national compensation consulting firm with compensation expertise relating to technology companies, to provide it with market information, analysis and other advice relating to executive compensation on an ongoing basis. The compensation committee engaged Compensia Inc. to, among other things, assist in developing an appropriate group of peer companies to help us determine the appropriate level of overall compensation for our executive officers, as well as to assess each separate element of compensation, with a goal of ensuring that the compensation we offer to our executive officers, individually as well as in the aggregate, is competitive and fair. We do not believe the retention of, and the work performed by, Compensia Inc. creates any conflict of interest.

Summary Compensation Table

        The compensation provided to our named executive officers for the fiscal year ended December 31, 2016 is set forth in the Summary Compensation Table below and accompanying footnotes and narrative that follow this section.

        Our named executive officers for the fiscal year ended December 31, 2016, which consisted of our Chief Executive Officer and our two most highly compensated executive officers other than our Chief Executive Officer, were:

  •
  Jeff Lawson, our Chief Executive Officer and Chairperson;

  •
  Lee Kirkpatrick, our Chief Financial Officer; and

  •
  Karyn Smith, our General Counsel.

        The following table provides information regarding the total compensation, for services rendered in all capacities, that was paid or earned by our named executive officers during the fiscal years ended December 31, 2015 and December 31, 2016.

Name and principal position	Year	Salary ($)		Bonus ($)		Stock awards ($)(1)	Option awards ($)(2)	Nonequity incentive compensation ($)		All other compensation ($)	Total ($)
Jeff Lawson	2016	133,700		—		1,917,100	—	—		—	2,050,800
Chief Executive Officer and	2015	299,783	(3)	15,000	(4)	—	1,897,644	41,125	(5)	—	2,253,552
Chairperson
Lee Kirkpatrick	2016	380,000		—		882,875	—	—		—	1,262,875
Chief Financial Officer	2015	327,500	(3)	15,000	(4)	—	873,915	48,125	(5)	—	1,264,540
Karyn Smith	2016	337,500		—		303,376	—	—		—	640,876
General Counsel	2015	293,750	(3)	15,000	(4)	—	300,302	43,750	(5)	—	652,802

(1)
The amounts reported in this column represent the aggregate grant date fair value of the RSUs awarded to the named executive officers in the fiscal year ended December 31, 2016, calculated in accordance with FASB ASC Topic 718. Such grant date fair values do not take into account any estimated forfeitures related to service-vesting conditions. The valuation assumptions used in determining such amounts are described in the Notes to our Consolidated Financial Statements included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 22, 2017. The amounts reflect the accounting cost for the RSUs and do not correspond to the actual economic value that may be received by the named executive officers upon vesting or settlement of the RSUs.
(2)
The amounts reported in this column represent the aggregate grant date fair value of the stock options awarded to the named executive officer in the fiscal year ended December 31, 2015, calculated in accordance with FASB ASC Topic 718. Such grant date fair values do not take into account any estimated forfeitures related to service-vesting conditions. The valuation assumptions used in determining such amounts are described in the Notes to our Consolidated Financial Statements included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 22, 2017. The amounts reflect the accounting cost for the stock options and do not correspond to the actual economic value that may be received by the named executive officers upon exercise of the stock options.
(3)
Effective July 1, 2015, we terminated our 2015 Bonus Plan. In connection with the termination of the 2015 Bonus Plan, each of our named executive officers received an increase in annual base salary during the fiscal year ended December 31, 2015. Effective July 1, 2015, Mr. Lawson's annual base salary increased from $235,000 to $480,000; however, effective November 1, 2015, upon Mr. Lawson's request, his annual base salary decreased to $133,700. Effective July 1, 2015, Mr. Kirkpatrick's annual base salary increased from $275,000 to $380,000 and Ms. Smith's annual base salary increased from $250,000 to $337,500.
(4)
During the fiscal year ended December 31, 2015, each of our named executive officers earned a discretionary bonus equal to $15,000 in connection with the termination of our 2015 Bonus Plan. The discretionary bonus was paid to each of our named executive officers in fiscal 2016.
(5)
Amounts for Messrs. Lawson and Kirkpatrick and Ms. Smith were earned based on our achievement of certain performance goals, including total revenue, base revenue, gross margin and non-GAAP operating income, in accordance with our 2015 Bonus Plan. Since the 2015 Bonus Plan was terminated effective July 1, 2015, each of our named executive officers received a pro-rata portion of his or her 2015 bonus under the plan.

Narrative to Summary Compensation Table

  Base Salaries

        For the year ended December 31, 2016, the annual base salaries for each of Messrs. Lawson and Kirkpatrick and Ms. Smith were $133,700, $380,000 and $337,500 respectively.

        For the year ended December 31, 2015, the annual base salaries for each of Messrs. Lawson and Kirkpatrick and Ms. Smith prior to July 1, 2015 were $235,000, $275,000 and $250,000, respectively. Effective July 1, 2015, the annual base salaries for each of Messrs. Lawson and Kirkpatrick and Ms. Smith were increased to $480,000, $380,000 and $337,500, respectively. While our compensation committee recommended an increase in Mr. Lawson's annual base salary, Mr. Lawson requested that it be decreased. Therefore Mr. Lawson's annual base salary was subsequently decreased to $133,700, effective November 1, 2015, in accordance with his request.

  Annual Bonuses

        During the fiscal year ended December 31, 2016, we did not pay any cash bonuses to our named executive officers, since our compensation committee discontinued our cash bonus plan in 2015 (as described below).

        During the fiscal year ended December 31, 2015, we maintained a 2015 Bonus Plan, which we terminated effective July 1, 2015. Prior to the termination of the 2015 Bonus Plan, for the first half of fiscal year 2015 (from January 1, 2015 through June 30, 2015), each of our named executive officers was eligible to receive a pro-rata portion of an annual bonus based on our achievement of certain performance goals, consisting of total revenue, base revenue, gross margin and non-GAAP operating income, pursuant to our 2015 Bonus Plan. Our compensation committee had sole discretion to determine the calculations of total revenue, base revenue, gross margin and non-GAAP operating income; provided, that such calculations were determined in a reasonable manner. Bonus amounts may not have been increased at the discretion of our compensation committee. For fiscal year 2015, the target annual bonuses for Messrs. Lawson and Kirkpatrick and Ms. Smith were each equal to 35% of the applicable named executive officer's base salary. Based on the Company's achievement of the relevant performance goals under the 2015 Bonus Plan, our compensation committee determined that the bonuses would be paid at 100% of target for each named executive officer. Such amount was then pro-rated to reflect the fact that the bonus was paid for less than a full year's performance. As a result of the termination of the 2015 Bonus Plan, which was unrelated to the performance of our named executive officers, each of our named executive officers received an increase in annual base salary during the fiscal year ended December 31, 2015 (as described above).

  Equity Compensation

        During the fiscal year ended December 31, 2016, we granted RSUs to each of our named executive officers, as shown in more detail in the "Outstanding Equity Awards at Fiscal 2016 Year-End Table" below.

        Prior to fiscal 2016, we granted only options to purchase shares of our common stock to each of our named executive officers, as shown in more detail in the "Outstanding Equity Awards at Fiscal 2016 Year-End Table" below.

  401(k) Plan

        We maintain a tax-qualified retirement plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax-advantaged basis. Plan participants are able to defer eligible compensation subject to applicable annual Code limits. We have the ability to make discretionary contributions to the 401(k) plan but have not done so to date. The 401(k) plan is intended to be qualified under Section 401(a) of the Code with the 401(k) plan's related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan.

  Health and Welfare Benefits

        Our named executive officers are eligible to participate in all of our employee benefit plans, including our medical, dental, life and disability insurance plans, in each case on the same basis as other employees of the same status.

  Perquisites and Personal Benefits

        We generally do not provide perquisites or personal benefits to our named executive officers.

Outstanding Equity Awards at Fiscal 2016 Year-End Table

        The following table sets forth information regarding outstanding equity awards held by our named executive officers as of December 31, 2016:

		Option Awards(1)(2)					Stock Awards(1)(2)
Name	Grant date	Number of securities underlying unexercised options (#) exerciseable		Number of securities underlying unexercised options (#) unexerciseable	Option exercise price ($)(3)	Option expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)(4)
Jeff Lawson	12/31/2015	316,667	(5)	—	10.09	12/30/2025	—		—
Chief Executive Officer and	2/4/2016	—		—	—	—	154,375	(6)	$4,453,719
Chairperson
Lee Kirkpatrick	5/17/2012	516,525	(7)	—	1.24	05/16/2022	—		—
Chief Financial Officer	12/31/2015	175,000	(8)	—	10.09	12/30/2025	—		—
	2/4/2016	—		—	—	—	72,917	(9)	$2,103,655
Karyn Smith	10/29/2014	215,458	(10)	—	4.73	10/28/2024	—		—
General Counsel	12/31/2015	51,765	(11)	—	10.09	12/30/2025	—		—
	2/4/2016	—		—	—	—	24,430	(6)	$704,806

(1)
Each equity award was granted pursuant to our 2008 Stock Option Plan, or the 2008 Plan. Each stock option is immediately exercisable. To the extent a named executive officer exercises his or her option prior to vesting, the shares of our common stock that he or she will receive will be unvested and subject to the Company's right of repurchase, which will lapse in accordance with the original vesting schedule of the option. No named executive officer has early exercised his or her options.
(2)
Unless otherwise described in the footnotes below, the vesting of each equity award on a vesting date is subject to the equity award holder's provision of service through such vesting date.
(3)
This column represents the fair market value of a share of our common stock on the date of the grant, as determined by our board of directors.
(4)
This column represents the market value of the shares of our Class A common stock underlying the RSUs as of December 30, 2016, based on the closing price of our Class A common stock, as reported on the New York Stock Exchange, of $28.85 per share on December 30, 2016.
(5)
The shares subject to the option vest in equal monthly installments over 48 months following January 15, 2016. In the event of a "change in control," as defined in the applicable option agreement, where the successor corporation assumes or substitutes the option, if Mr. Lawson is terminated by us without "cause," as defined in the applicable option agreement, or he resigns for "good reason," as defined in the applicable option agreement, in each case within the period beginning 30 days prior to and ending 12 months following such change in control, then 100% of the then-unvested portion of the option and underlying shares of common stock will become vested. To the extent the successor corporation does not assume or substitute the option in connection with a change in control, the then-unvested portion of the option and underlying shares of common stock will fully vest.
(6)
The shares underlying the RSUs will vest in sixteen equal quarterly installments following January 15, 2016.
(7)
25% of the shares subject to the option vested on May 7, 2013 and 1/48th of the shares subject to the option will vest on the seventh day of each month thereafter. In the event of a "change in control," as defined in the 2008 Plan, if Mr. Kirkpatrick is subject to an "involuntary termination," as defined in Mr. Kirkpatrick's offer letter, within 12 months following such change in control, then 100% of the then-unvested portion of the option and underlying shares of common stock will become vested. To the extent the successor corporation does not assume or substitute the option in connection with a change in control, the then-unvested portion of the option and underlying shares of common stock will fully vest.
(8)
The shares subject to the option vest in equal monthly installments over 34 months following June 15, 2016. In the event of a "change in control," as defined in the applicable option agreement, where the successor corporation assumes or substitutes the option, if Mr. Kirkpatrick is terminated by us without "cause," as defined in the applicable option agreement, or he resigns for "good reason," as defined in the applicable option agreement, in each case within the period beginning 30 days prior to and ending 12 months following such change in control, then 100% of the then-unvested portion of the option and underlying shares of common stock will become vested. To the extent the successor corporation does not assume or substitute the option in connection with a change in control, the then-unvested portion of the option and underlying shares of common stock will fully vest.
(9)
The shares underlying the RSUs will vest in twelve equal quarterly installments following June 15, 2016.

(10)
25% of the shares subject to the option vested on September 2, 2015 and 1/48th of the shares subject to the option will vest on the second day of each month thereafter. In the event of a transfer of the Company where the successor corporation assumes or substitutes the option, if Ms. Smith is terminated by us without "cause," as defined in Ms. Smith's offer letter, or she resigns for "good reason," as defined in Ms. Smith's offer letter, in each case within 12 months following such transfer, then 100% of the then-unvested portion of the option and underlying shares of common stock will become vested. To the extent the successor corporation does not assume or substitute the option in connection with a change in control, the then-unvested portion of the option and underlying shares of common stock will fully vest.
(11)
The shares subject to the option vest in equal monthly installments over 48 months following January 15, 2016. In the event of a "change in control," as defined in the applicable option agreement, where the successor corporation assumes or substitutes the option, if Ms. Smith is terminated by us without "cause," as defined in the applicable option agreement, or she resigns for "good reason," as defined in the applicable option agreement, in each case within the period beginning 30 days prior to and ending 12 months following such change in control, then 100% of the then-unvested portion of the option and underlying shares of common stock will become vested. To the extent the successor corporation does not assume or substitute the option in connection with a change in control, the then-unvested portion of the option and underlying shares of common stock will fully vest.

        In February 2017, our board of directors approved a grant of a stock option to purchase shares of our Class A common stock and a grant of RSUs to each of our named executive officers. Such stock options and RSUs are subject to time-based vesting conditions and full acceleration of vesting if the applicable named executive officer is either terminated by us for any reason other than for "cause" (as defined in the applicable award agreement), death or disability, or resigns for "good reason" (as defined in the applicable award agreement), in each case during the period beginning 30 days prior to, and ending 12 months after, the date of a "change in control" (as defined in the applicable award agreement).

Employment Agreements with Named Executive Officers

        We initially entered into offer letters with each of the named executive officers, except for Mr. Lawson, in connection with his or her employment with us, which set forth the terms and conditions of employment of each individual, including his or her initial base salary, initial target annual bonus opportunity and standard employee benefit plan participation. In addition, these offer letters provided for certain payments and benefits in the event of an involuntary termination of employment following a change in control of the Company. In connection with our initial public offering, we adopted an executive severance plan, or the Executive Severance Plan, in order to provide more standardized severance benefits to our named executive officers and to supersede and replace any existing severance arrangements with benefits that were aligned with our peer group practices. Each of the named executive officers, including Mr. Lawson, will participate in the Executive Severance Plan, as further described below. The Executive Severance Plan provides for certain payments and benefits in the event of a termination of employment, including an involuntary termination of employment in connection with a change in control of the Company, and replaced the severance provisions in the named executive officers' offer letters, if any.

  Jeff Lawson

        We have not entered into an offer letter or employment agreement with Mr. Lawson.

  Lee Kirkpatrick

        On April 24, 2012, we entered into an offer letter with Mr. Kirkpatrick, who currently serves as our Chief Financial Officer. The offer letter provided for Mr. Kirkpatrick's at-will employment and set forth his initial annual base salary, target bonus and an initial option grant, as well as his eligibility to participate in our benefit plans generally. Mr. Kirkpatrick is subject to our standard employment, confidential information, invention assignment and arbitration agreement.

  Karyn Smith

        On July 30, 2014, we entered into an offer letter with Ms. Smith, who currently serves as our General Counsel. The offer letter provided for Ms. Smith's at-will employment and set forth her initial annual base salary, target bonus and an initial option grant, as well as her eligibility to participate in our benefit plans generally. The offer letter also provided Ms. Smith with the following severance benefits if she is terminated by us without "cause," as defined in the offer letter, or she resigns for "good reason," as defined in the offer letter, each on or within 12 months following a "change in control," as defined in the offer letter, subject to the delivery of an effective release of claims in favor of the Company and its affiliates: (i) a lump sum cash payment equal to three months' base salary; and (ii) up to three months of Company-paid monthly premiums for COBRA continuation. Ms. Smith is subject to our standard employment, confidential information, invention assignment and arbitration agreement.

  Executive Severance Plan

        The Executive Severance Plan provides that upon a termination of employment by us for any reason other than for "cause," as defined in the Executive Severance Plan, death or disability outside of the change in control period (i.e., the period beginning 30 days prior to and ending 12 months after, a "change in control," as defined in the Executive Severance Plan), an eligible participant will be entitled to receive, subject to the execution and delivery of an effective release of claims in favor of the Company, (i) a lump sum cash payment equal to nine months of base salary for our Chief Executive Officer and six months of base salary for the other participants, and (ii) a monthly cash payment equal to our contribution towards health insurance for up to nine months for our Chief Executive Officer and up to six months for the other participants.

        The Executive Severance Plan also provides that upon a (i) termination of employment by us other than for cause, death or disability or (ii) a resignation of employment for "good reason," as defined in the Executive Severance Plan, in each case within the change in control period, an eligible participant will be entitled to receive, in lieu of the payments and benefits above and subject to the execution and delivery of an effective release of claims in favor of the Company, (i) a lump sum cash payment equal to 18 months of base salary for our Chief Executive Officer and 12 months of base salary for the other participants, (ii) a monthly cash payment equal to our contribution towards health insurance for up to 18 months for our Chief Executive Officer and up to 12 months for the other participants and (iii) full accelerated vesting of all outstanding and unvested equity award held by such participant; provided, that any unvested and outstanding equity awards subject to performance conditions will be deemed satisfied at the target levels specified in the applicable award agreements.

        The payments and benefits provided under the Executive Severance Plan in connection with a change in control may not be eligible for a federal income tax deduction by us pursuant to Section 280G of the Internal Revenue Code. These payments and benefits may also subject an eligible participant, including the named executive officers, to an excise tax under Section 4999 of the Internal Revenue Code. If the payments or benefits payable to an eligible participant in connection with a change in control would be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code, then those payments or benefits will be reduced if such reduction would result in a higher net after-tax benefit to him or her.

COMPENSATION COMMITTEE REPORT

        The compensation committee has reviewed and discussed the section titled "Executive Compensation" with management. Based on such review and discussion, the compensation committee has recommended to the board of directors that the section titled "Executive Compensation" be included in this proxy statement.

        Respectfully submitted by the members of the compensation committee of the board of directors:

  Compensation Committee

  Elena Donio (Chair)
  Jim McGeever
  Erika Rottenberg

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information as of December 31, 2016 with respect to the shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights		(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by stockholders(1)	16,681,100	(2)	$6.1379	(3)	13,795,409	(4)
Equity compensation plans not approved by stockholders	—		—		—

Total	16,681,100		$6.1379		13,795,409

(1)
Includes the following plans: our 2008 Stock Option Plan, as amended and restated, or 2008 Plan, our 2016 Stock Option and Incentive Plan, or 2016 Plan, and our 2016 Employee Stock Purchase Plan, or ESPP.
(2)
Excludes 2,031,824 shares that may be issued under restricted stock unit awards as of December 31, 2016.
(3)
Excludes 2,031,824 shares that may be issued under restricted stock unit awards as of December 31, 2016.
(4)
As of December 31, 2016, a total of 11,482,400 shares of our Class A common stock have been reserved for issuance pursuant to the 2016 Plan, which number excludes the 4,362,427 shares that were added to the 2016 Plan as a result of the automatic annual increase on January 1, 2017. The 2016 Plan provides that the number of shares reserved and available for issuance under the 2016 Plan will automatically increase each January 1, beginning on January 1, 2017, by 5% of the outstanding number of shares of our Class A and Class B common stock on the immediately preceding December 31 or such lesser number of shares as determined by our compensation committee. This number will be subject to adjustment in the event of a stock split, stock dividend or other change in our capitalization. The shares of Class A and Class B common stock underlying any awards that are forfeited, cancelled, held back upon exercise or settlement of an award to satisfy the exercise price or tax withholding, reacquired by us prior to vesting, satisfied without the issuance of stock, expire or are otherwise terminated, other than by exercise, under the 2016 Plan and the 2008 Plan will be added back to the shares of Class A common stock available for issuance under the 2016 Plan (provided, that any such shares of Class B common stock will first be converted into shares of Class A common stock). The Company no longer makes grants under the 2008 Plan. As of December 31, 2016, a total of 2,400,000 shares of our Class A common stock have been reserved for issuance pursuant to the ESPP, which number excludes the 872,485 shares that were added to the ESPP as a result of the automatic annual increase on January 1, 2017. The ESPP provides that the number of shares reserved and available for issuance under the ESPP will automatically increase each January 1, beginning on January 1, 2017, by the lesser of 1,800,000 shares of our Class A common stock, 1% of the outstanding number of shares of our Class A and Class B common stock on the immediately preceding December 31 or such lesser number of shares as determined by our compensation committee. This number will be subject to adjustment in the event of a stock split, stock dividend or other change in our capitalization.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information available to us with respect to the beneficial ownership of our capital stock as of March 31, 2017, for:

  •
  each of our named executive officers;

  •
  each of our directors;

  •
  all of our current directors and executive officers as a group; and

  •
  each person known by us to be the beneficial owner of more than 5% of the outstanding shares of our Class A or Class B common stock.

        We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable.

        We have based our calculation of percentage ownership of our common stock on 61,549,597 shares of our Class A common stock and 28,658,032 shares of our Class B common stock outstanding on March 31, 2017. We have deemed shares of our capital stock subject to stock options that are currently exercisable or exercisable within 60 days of March 31, 2017 to be outstanding and to be beneficially owned by the person holding the stock option for the purpose of computing the percentage ownership of that person. We have deemed shares of our capital stock subject to restricted stock units for which the service condition has been satisfied or would be satisfied within 60 days of March 31, 2017 to be outstanding and to be beneficially owned by the person holding the restricted stock units for the purpose of computing the percentage ownership of that person. However, we did not deem these shares subject to stock options or restricted stock units outstanding for the purpose of computing the percentage ownership of any other person.

        Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Twilio Inc., 375 Beale Street, Suite 300, San Francisco, California 94105.

	Shares Beneficially Owned
	Class A		Class B
					Voting %†
Name of Beneficial Owner	Shares	%	Shares	%		Ownership %
Named Executive Officers and Directors:
Jeff Lawson(1)	—	—	7,489,166	25.8	21.3	8.3
Lee Kirkpatrick(2)	4,535	*	714,563	2.4	2.0	*
Karyn Smith(3)	—	—	281,989	1.0	*	*
Richard Dalzell(4)	—	—	147,500	*	*	*
Byron Deeter(5)	176,181	*	11,310,389	39.5	32.5	12.7
Elena Donio(6)	—	—	12,302	*	*	*
James McGeever(7)	—	—	412,883	1.4	1.2	*
Scott Raney(8)	—	—	2,028,411	7.1	5.8	2.2
Erika Rottenberg	—	—	—	—	—	—
All executive officers and directors as a group (9 persons)(9):	180,716	*	22,397,203	74.5	61.9	24.6
5% Stockholders:
Bessemer Venture Partners and Related Entities(10)	—	—	11,310,389	39.5	32.5	12.5
Entities affiliated with Redpoint(11)	—	—	2,028,411	7.1	5.8	2.2
Entities affiliated with Fidelity(12)	5,067,582	8.2	—	—	1.5	5.6
T. Rowe Price(13)	9,811,600	15.9	—	—	2.8	10.9

*
Represents beneficial ownership of less than one percent (1%) of the outstanding shares.
†
Percentage of total voting power represents voting power with respect to all shares of our Class A common stock and Class B common stock, as a single class. The holders of our Class A common stock are entitled to one vote per share, and holders of our Class B common stock are entitled to ten votes per share.
(1)
Consists of (i) 6,097,090 shares of Class B common stock held of record by Mr. Lawson, as trustee of the Lawson Revocable Trust, (ii) 323,170 shares of Class B common stock held of record by The Lawson 2014 Irrevocable Trust, J.P. Morgan Trust Company, as trustee, (iii) 740,364 shares of Class B common stock held of record by Mr. Lawson, as trustee of the Lawson 2014 GRAT, (iv) 316,667 shares of Class B common stock subject to outstanding options that are exercisable within 60 days of March 31, 2017 and (v) 11,875 shares of Class B common stock issuable upon the settlement of Restricted Stock Units ("RSUs") releasable within 60 days of March 31, 2017.
(2)
Consists of (i) 4,535 shares of Class A common stock held of record by Mr. Kirkpatrick, (ii) 48,487 shares of Class B common stock held of record by Mr. Kirkpatrick and (iii) 666,076 shares of Class B Common stock subject to outstanding options that are exercisable within 60 days of March 31, 2017.
(3)
Consists of (i) 12,887 shares of Class B common stock held of record by Ms. Smith, as trustee of The Karyn Smith Revocable Trust u/a/d 9/15/06, amended 12/23/11, (ii) 267,223 shares of Class B common stock subject to outstanding options that are exercisable within 60 days of March 31, 2017 and (iii) 1,879 shares of Class B common stock issuable upon the settlement of RSUs releasable within 60 days of March 31, 2017.
(4)
Consists of 147,500 shares of Class B common stock subject to outstanding options that are exercisable by Mr. Dalzell within 60 days of March 31, 2017.
(5)
Consists of (i) 176,181 shares of Class A common stock held by Byron B. Deeter and Allison K. Deeter Trustees UTD July 28, 2000 and (ii) shares held by the BVP entities identified in footnote 10. Byron B. Deeter, one of our directors, Robert P. Goodman, Jeremy S. Levine, Edmund Colloton, David Cowan and Robert M. Stavis are the directors of Deer VII & Co. Ltd. ("Deer VII Ltd.") and hold the voting and dispositive power for the BVP Entities identified in footnote 10. Investment and voting decisions with respect to the shares held by the BVP entities are made by the directors of Deer VII Ltd. acting as an investment committee.
(6)
Consists of (i) 9,812 shares of Class B common stock held of record by Ms. Donio and (ii) 2,490 shares of Class B common stock issuable upon the settlement of RSUs releasable within 60 days of March 31, 2017.
(7)
Consists of (i) 199,470 shares of Class B common stock held of record by Mr. McGeever and (ii) 213,413 shares of Class B common stock held of record by The James and Linda McGeever Revocable Trust.

(8)
Consists of shares held by the Redpoint Entities identified in footnote 11. Mr. Raney, one of our directors, is one of the managing directors of Redpoint Omega II, LLC and shares voting and dispositive power with respect to the shares held directly by Redpoint Omega II, L.P. Mr. Raney is one of the managers of Redpoint Omega Associates II and shares voting and dispositive power with respect to the shares held directly by Redpoint Omega Associates II.
(9)
Consists of: (i) 180,716 shares of Class A common stock held of record, (ii) 20,983,493 shares of Class B common stock held of record, (iii) 1,397,466 shares of Class B common stock subject to outstanding stock options that are exercisable within 60 days of March 31, 2017 and (iv) 16,244 shares of Class B common stock issuable upon the settlement of RSUs releasable within 60 days of March 31, 2017.
(10)
Consists of (i) 1,552,677 shares of Class B common stock held of record by Bessemer Venture Partners VII Institutional L.P., (ii) 5,988,900 shares of Class B common stock held of record by BVP VII Special Opportunity Fund L.P., (iii) 3,548,975 shares of Class B common stock held of record by Bessemer Venture Partners VII L.P. and (iv) 219,837 shares of Class B Common stock held of record by 15 Angels LLC, a wholly owned subsidiary of Bessemer Venture Partners VII Institutional L.P. (collectively, the "BVP Entities"). Each of Deer VII & Co. L.P. ("Deer VII L.P"), the general partner of the BVP Entities, and Deer VII & Co. Ltd. ("Deer VII Ltd."), the general partner of Deer VII L.P., has voting and dispositive power over the shares held by the BVP Entities. J. Edmund Colloton, David J. Cowan, Byron B. Deeter, Robert P. Goodman, Jeremy S. Levine and Robert M. Stavis are the directors of Deer VII Ltd. Investment and voting decisions with respect to the shares held by the BVP Entities are made by the directors of Deer VII Ltd. acting as an investment committee. The address for each of these entities is c/o Bessemer Venture Partners, 1865 Palmer Avenue, Suite 104, Larchmont, New York 10538.
(11)
Consists of (i) 60,851 shares of Class B common stock held of record by Redpoint Omega Associates II, LLC and (ii) 1,967,560 shares of Class B common stock held of record by Redpoint Omega II, LP (collectively, the "Redpoint Entities"). Redpoint Omega II, LLC is the general partner of Redpoint Omega II, LP. Mr. Raney, one of our directors, is one of the managing directors of Redpoint Omega II, LLC and shares voting and dispositive power with respect to the shares held directly by Redpoint Omega II, LP. Mr. Raney is one of the managers of Redpoint Omega Associates II, LLC and shares voting and dispositive power with respect to the shares held directly by Redpoint Omega Associates II, LLC.
(12)
Based on information reported by FMR LLC on Schedule 13G filed with the SEC on February 14, 2017. Of the shares of Class A common stock beneficially owned, FMR LLC reported that it has sole dispositive power with respect to 5,067,582 shares and sole voting power with respect to 210,419 shares. FMR LLC listed its address as 245 Summer Street, Boston, Massachusetts 02210.
(13)
Based on information reported by T. Rowe Price Associates, Inc. and T. Rowe Price New Horizons Fund, Inc. on Schedule 13G filed with the SEC on March 10, 2017. Of the shares of Class A common stock beneficially owned, T. Rowe Price Associates reported that it has sole dispositive power with respect to 9,811,600 shares and sole voting power with respect to 2,044,655 shares and T. Rowe Price New Horizons Fund, Inc. reported that it has sole voting power with respect to 5,122,228 shares. T. Rowe Price Associates Inc., and T. Rowe Price New Horizons Fund, Inc. listed their address as 100 E. Pratt Street, Baltimore, Maryland 21202.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

         In addition to the compensation arrangements, including employment, termination of employment and change in control arrangements, discussed in the section titled "Executive Compensation" the following is a description of each transaction since the beginning of our last fiscal year, and each currently proposed transaction in which:

  •
  we have been or are to be a participant;

  •
  the amount involved exceeded or exceeds $120,000; and

  •
  any of our directors, executive officers, or holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.

Investors' Rights Agreement

        We are party to an investors' rights agreement which provides, among other things, that certain holders of our capital stock have the right to demand that we file a registration statement or request that their shares of our capital stock be covered by a registration statement that we are otherwise filing. The parties to the investors' rights agreement include entities affiliated with Jeff Lawson and James McGeever, both our current directors, Evan Cooke, a former director, and entities affiliated with Fidelity, Bessemer Venture Partners, Redpoint Ventures and Union Square Ventures.

Other Transactions

        We have granted stock options and RSUs to our named executive officers and certain of our directors. See the section titled "Executive Compensation—Outstanding Equity Awards at 2016 Year-End Table" for a description of these stock options and RSUs.

        We have entered into change in control agreements with certain of our executive officers pursuant to offer letters and/or our change in control severance policy that, among other things, provides for certain severance and change in control benefits. See the section titled "Executive Compensation—Executive Severance Plan."

        Other than as described above under this section titled "Certain Relationships and Related Party Transactions," since January 1, 2016, we have not entered into any transactions, nor are there any currently proposed transactions, between us and a related party where the amount involved exceeds, or would exceed, $120,000, and in which any related person had or will have a direct or indirect material interest. We believe the terms of the transactions described above were comparable to terms we could have obtained in arm's-length dealings with unrelated third parties.

Indemnification of Officers and Directors

        Our amended and restated certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:

  •
  any breach of their duty of loyalty to our Company or our stockholders;

  •
  any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

  •
  unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

  •
  any transaction from which they derived an improper personal benefit.

        Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the Delaware General Corporation Law.

        In addition, our amended and restated bylaws provide that we will indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she is or was one of our directors or officers or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. Our amended and restated bylaws provide that we may indemnify to the fullest extent permitted by law any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she is or was one of our employees or agents or is or was serving at our request as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Our amended and restated bylaws also provide that we must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to limited exceptions.

        Further, we have entered into indemnification agreements with each of our directors and executive officers that may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnification agreements require us, among other things, to indemnify our directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require us to advance all expenses incurred by the directors and executive officers in investigating or defending any such action, suit or proceeding. We believe that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.

        The limitation of liability and indemnification provisions that are included in our amended and restated certificate of incorporation, amended and restated bylaws and in indemnification agreements that we have entered into with our directors and executive officers may discourage stockholders from bringing a lawsuit against our directors and executive officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against our directors and executive officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder's investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and executive officers as required by these indemnification provisions. At present, we are not aware of any pending litigation or proceeding involving any person who is or was one of our directors, officers, employees or other agents or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

        We have obtained insurance policies under which, subject to the limitations of the policies, coverage is provided to our directors and executive officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or executive officer, including claims relating to public securities matters, and to us with respect to payments that may be made by us to these directors and executive officers pursuant to our indemnification obligations or otherwise as a matter of law.

        Certain of our non-employee directors may, through their relationships with their employers, be insured and/or indemnified against certain liabilities incurred in their capacity as members of our board of directors.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our Company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Policies and Procedures for Related Party Transactions

        Our audit committee has the primary responsibility for reviewing and approving or disapproving "related party transactions," which are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. Our policy regarding transactions between us and related persons will provide that a related person is defined as a director, executive officer, nominee for director or greater than 5% beneficial owner of our Class A and Class B common stock, in each case since the beginning of the most recently completed year, and any of their immediate family members. Our audit committee charter provides that our audit committee shall review and approve or disapprove any related party transactions.

 OTHER MATTERS

Section 16(A) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our executive officers and directors, and persons who own more than 10% of our common stock, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

        SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent year. Based on our review of forms we received, or written representations from reporting persons stating that they were not required to file these forms, we believe that during 2016, all Section 16(a) filing requirements were satisfied on a timely basis, except that one form to report the conversion of Class B common stock to Class A common stock by Union Square Ventures 2008 LP was filed late because of an inadvertent administrative error. Such late filings did not result in any liability under Section 16(b) of the Securities Exchange Act of 1934, as amended.

2016 Annual Report and SEC Filings

        Our financial statements for the year ended December 31, 2016 are included in our annual report on Form 10-K, which we will make available to stockholders at the same time as this proxy statement. Our annual report and this proxy statement are posted on our website at https://investors.twilio.com and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report without charge by sending a written request to Investor Relations, Twilio Inc., 375 Beale Street, Suite 300, San Francisco, California 94105.

*                *                *

        The board of directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote shares they represent in accordance with their own judgment on such matters.

        It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

THE BOARD OF DIRECTORS
San Francisco, California April 24, 2017

APPENDIX A

TWILIO INC.

2016 STOCK OPTION AND INCENTIVE PLAN

SECTION 1.    GENERAL PURPOSE OF THE PLAN; DEFINITIONS

        The name of the plan is the Twilio Inc. 2016 Stock Option and Incentive Plan (the "Plan"). The purpose of the Plan is to encourage and enable the officers, employees, Non-Employee Directors and Consultants of Twilio Inc. (the "Company") and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its businesses to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company's welfare will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company's behalf and strengthening their desire to remain with the Company.

        The following terms shall be defined as set forth below:

        "Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

        "Administrator" means either the Board or the compensation committee of the Board or a similar committee performing the functions of the compensation committee and which is comprised of not less than two Non-Employee Directors who are independent.

        "Award" or "Awards," except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Units, Restricted Stock Awards, Unrestricted Stock Awards, Cash-Based Awards, Performance Share Awards and Dividend Equivalent Rights.

        "Award Certificate" means a written or electronic document setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Certificate is subject to the terms and conditions of the Plan.

        "Board" means the Board of Directors of the Company.

        "Cash-Based Award" means an Award entitling the recipient to receive a cash-denominated payment.

        "Code" means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

        "Consultant" means any natural person that provides bona fide services to the Company, and such services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company's securities.

        "Covered Employee" means an employee who is a "Covered Employee" within the meaning of Section 162(m) of the Code.

        "Dividend Equivalent Right" means an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the grantee.

        "Effective Date" means the date on which the Plan becomes effective as set forth in Section 21.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

        "Fair Market Value" of the Stock on any given date means the fair market value of the Stock determined in good faith by the Administrator; provided, however, that if the Stock is admitted to quotation on the New York Stock Exchange (the "NYSE") or another national securities exchange, the determination shall be made by reference to market quotations. If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations; provided further, however, that if the date for which Fair Market Value is determined is the first day when trading prices for the Stock are reported on the NYSE or another national securities exchange, the Fair Market Value shall be the "Price to the Public" (or equivalent) set forth on the cover page for the final prospectus relating to the Company's Initial Public Offering.

        "Incentive Stock Option" means any Stock Option designated and qualified as an "incentive stock option" as defined in Section 422 of the Code.

        "Initial Public Offering" means the first underwritten, firm commitment public offering pursuant to an effective registration statement under the Act covering the offer and sale by the Company of its equity securities, or such other event as a result of or following which the Stock shall be publicly held.

        "Non-Employee Director" means a member of the Board who is not also an employee of the Company or any Subsidiary.

        "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

        "Option" or "Stock Option" means any option to purchase shares of Stock granted pursuant to Section 5.

        "Performance-Based Award" means any Restricted Stock Award, Restricted Stock Units, Performance Share Award or Cash-Based Award granted to a Covered Employee that is intended to qualify as "performance-based compensation" under Section 162(m) of the Code and the regulations promulgated thereunder.

        "Performance Criteria" means the criteria that the Administrator selects for purposes of establishing the Performance Goal or Performance Goals for an individual for a Performance Cycle. The Performance Criteria (which shall be applicable to the organizational level specified by the Administrator, including, but not limited to, the Company or a unit, division, group, or Subsidiary of the Company) that will be used to establish Performance Goals are limited to the following: sales or revenue or bookings; sales or revenue or bookings mix; sales or market shares; expense; margins; operating efficiency; earnings before interest, taxes, depreciation and amortization; net income (loss) (either before or after interest, taxes, depreciation and/or amortization); operating income (loss); earnings (loss) per share of Stock; working capital; operating cash flow (funds from operations) and free cash flow; customer satisfaction, Net Promoter Score; customer churn; number of customers; customer retention and expansion; return on sales, gross or net profit levels; return on capital, assets, equity, or investment; changes in the market price of the Stock; total shareholder return; quality and reliability; productivity; economic value-added; and acquisitions or strategic transactions, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Committee may appropriately adjust any evaluation performance under a Performance Criterion to exclude any of the following events that occurs during a Performance Cycle: (i) asset write-downs or impairments, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reporting results, (iv) accruals for reorganizations and restructuring programs, and (v) any item of an unusual nature or of a type that indicates infrequency of occurrence, or both, including those described in the Financial Accounting Standards Board's authoritative guidance and/or in management's discussion and analysis of financial condition of operations appearing the Company's annual report to stockholders for the applicable year.

        "Performance Cycle" means one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Criteria will be measured for the purpose of determining a grantee's right to and the payment of a

Restricted Stock Award, Restricted Stock Units, Performance Share Award or Cash-Based Award, the vesting and/or payment of which is subject to the attainment of one or more Performance Goals. Each such period shall not be less than 12 months.

        "Performance Goals" means, for a Performance Cycle, the specific goals established in writing by the Administrator for a Performance Cycle based upon the Performance Criteria.

        "Performance Share Award" means an Award entitling the recipient to acquire shares of Stock upon the attainment of specified performance goals.

        "Restricted Shares" means the shares of Stock underlying a Restricted Stock Award that remain subject to a risk of forfeiture or the Company's right of repurchase.

        "Restricted Stock Award" means an Award of Restricted Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant.

        "Restricted Stock Units" means an Award of stock units subject to such restrictions and conditions as the Administrator may determine at the time of grant.

        "Sale Event" shall mean (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization or consolidation pursuant to which the holders of the Company's outstanding voting power and outstanding stock immediately prior to such transaction do not own a majority of the outstanding voting power and outstanding stock or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction, (iii) the sale of all of the Stock of the Company to an unrelated person, entity or group thereof acting in concert, or (iv) any other transaction in which the owners of the Company's outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from the Company.

        "Sale Price" means the value as determined by the Administrator of the consideration payable, or otherwise to be received by stockholders, per share of Stock pursuant to a Sale Event.

        "Section 409A" means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

        "Stock" means the Class A common stock, par value $0.001 per share, of the Company, subject to adjustments pursuant to Section 3.

        "Stock Appreciation Right" means an Award entitling the recipient to receive shares of Stock having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

        "Subsidiary" means any corporation or other entity (other than the Company) in which the Company has at least a 50 percent interest, either directly or indirectly.

        "Ten Percent Owner" means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation.

        "Unrestricted Stock Award" means an Award of shares of Stock free of any restrictions.

SECTION 2.    ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

        (a)    Administration of Plan.    The Plan shall be administered by the Administrator.

        (b)    Powers of Administrator.    The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

            (i)  to select the individuals to whom Awards may from time to time be granted;

           (ii)  to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Unrestricted Stock Awards, Cash-Based Awards, Performance Share Awards and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more grantees;

          (iii)  to determine the number of shares of Stock to be covered by any Award;

          (iv)  to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the forms of Award Certificates;

           (v)  to accelerate at any time the exercisability or vesting of all or any portion of any Award;

          (vi)  subject to the provisions of Section 5(c), to extend at any time the period in which Stock Options may be exercised; and

         (vii)  at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

        All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.

        (c)    Delegation of Authority to Grant Awards.    Subject to applicable law, the Administrator, in its discretion, may delegate to the Chief Executive Officer or a committee comprised of the Chief Executive Officer and one or more other officer of the Company, all or part of the Administrator's authority and duties with respect to the granting of Awards to individuals who are (i) not subject to the reporting and other provisions of Section 16 of the Exchange Act and (ii) not Covered Employees. Any such delegation by the Administrator shall include a limitation as to the amount of Stock underlying Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator's delegate or delegates that were consistent with the terms of the Plan.

        (d)    Award Certificate.    Awards under the Plan shall be evidenced by Award Certificates that set forth the terms, conditions and limitations for each Award which may include, without limitation, the term of an Award and the provisions applicable in the event employment or service terminates.

        (e)    Indemnification.    Neither the Board nor the Administrator, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Administrator (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys' fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company's articles or bylaws or any directors' and officers' liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.

        (f)    Non-U.S. Award Recipients.    Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have employees or other individuals eligible for Awards, the Administrator, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Administrator determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 3(a) hereof; and (v) take any action, before or after an Award is made, that the Administrator determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.

SECTION 3.    STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

        (a)    Stock Issuable.    The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 11,500,000 shares (the "Initial Limit"), plus on January 1, 2017 and each January 1 thereafter, the number of shares of Stock reserved and available for issuance under the Plan shall be cumulatively increased by 5 percent of the number of shares of Class A and Class B common stock of the Company issued and outstanding on the immediately preceding December 31 or such lesser number of shares of Stock as determined by the Administrator in its sole discretion (the "Annual Increase"), subject, in each case, to adjustment as provided in Section 3(c). Subject to such overall limitation, the maximum aggregate number of shares of Stock that may be issued in the form of Incentive Stock Options shall not exceed the Initial Limit cumulatively increased on January 1, 2017 and on each January 1 thereafter by the lesser of the Annual Increase for such year or 5,750,000 shares of Stock, subject in all cases to adjustment as provided in this Section 3. For purposes of this limitation, the shares of Stock underlying any Awards under the Plan or the shares of Class B common stock of the Company under the Company's 2008 Stock Option Plan, as amended and restated, that are forfeited, canceled, held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding, reacquired by the Company prior to vesting, satisfied without the issuance of stock or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan (provided, that any such shares of Class B common stock of the Company shall first be converted to shares of Class A common stock of the Company). In the event the Company repurchases shares of stock on the open market, such shares shall not be added to the shares of Stock available for issuance under the Plan. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that Stock Options or Stock Appreciation Rights with respect to no more than 11,500,000 shares of Stock may be granted to any one individual grantee during any one calendar year period. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.

        (b)    Maximum Awards to Non-Employee Directors.    Notwithstanding anything to the contrary in this Plan, the value of all Awards awarded under this Plan and all other cash compensation paid by the Company to any Non-Employee Director in any calendar year shall not exceed $750,000. For the purpose of this limitation, the value of any Award shall be its grant date fair value, as determined in accordance with ASC 718 or successor provision but excluding the impact of estimated forfeitures related to service-based vesting provisions.

        (c)    Changes in Stock.    Subject to Section 3(d) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company's capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, including the maximum number of shares that may be issued in the form of Incentive Stock Options, (ii) the number of Stock Options or Stock Appreciation Rights that can be granted to any one individual grantee and the maximum number of shares that may be granted under a Performance-Based Award, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iv) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, and (v) the exercise price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The Administrator shall also make equitable or proportionate adjustments in the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

        (d)    Mergers and Other Transactions.    In the case of and subject to the consummation of a Sale Event, the parties thereto may cause the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree. To the extent the parties to such Sale Event do not provide for the assumption, continuation or substitution of Awards, upon the effective time of the Sale Event, the Plan and all outstanding Awards granted hereunder shall terminate. In the event of such termination, except as may be otherwise provided in the relevant Award Certificate, all Options and Stock Appreciation Rights with time-based vesting, conditions or restrictions that are not vested and/or exercisable immediately prior to the effective time of the Sale Event shall become fully vested and exercisable as of the effective time of the Sale Event, all other Awards with time-based vesting, conditions or restrictions shall become fully vested and nonforfeitable as of the effective time of the Sale Event, and all Awards with conditions and restrictions relating to the attainment of performance goals may become vested and nonforfeitable in connection with a Sale Event in the Administrator's discretion or to the extent specified in the relevant Award Certificate. In the event of such termination, (i) the Company shall have the option (in its sole discretion) to make or provide for a payment, in cash or in kind, to the grantees holding Options and Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the Sale Price multiplied by the number of shares of Stock subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights; or (ii) each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding Options and Stock Appreciation Rights (to the extent then exercisable) held by such grantee. The Company shall also have the option (in its sole discretion) to make or provide for a payment, in cash or in kind, to the grantees holding other Awards in an amount equal to the Sale Price multiplied by the number of vested shares of Stock under such Awards.

SECTION 4.    ELIGIBILITY

        Grantees under the Plan will be such full or part-time officers and other employees, Non-Employee Directors and Consultants of the Company and its Subsidiaries as are selected from time to time by the Administrator in its sole discretion.

SECTION 5.    STOCK OPTIONS

        (a)    Award of Stock Options.    The Administrator may grant Stock Options under the Plan. Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

        Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a "subsidiary corporation" within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

        Stock Options granted pursuant to this Section 5 shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee's election, subject to such terms and conditions as the Administrator may establish.

        (b)    Exercise Price.    The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5 shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the option price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date.

        (c)    Option Term.    The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the date of grant.

        (d)    Exercisability; Rights of a Stockholder.    Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

        (e)    Method of Exercise.    Stock Options may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods except to the extent otherwise provided in the Option Award Certificate:

            (i)  In cash, by certified or bank check or other instrument acceptable to the Administrator;

           (ii)  Through the delivery (or attestation to the ownership following such procedures as the Company may prescribe) of shares of Stock that are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date;

          (iii)  By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Company shall prescribe as a condition of such payment procedure; or

          (iv)  With respect to Stock Options that are not Incentive Stock Options, by a "net exercise" arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price.

Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award Certificate or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee). In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of attested shares. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.

        (f)    Annual Limit on Incentive Stock Options.    To the extent required for "incentive stock option" treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

SECTION 6.    STOCK APPRECIATION RIGHTS

        (a)    Award of Stock Appreciation Rights.    The Administrator may grant Stock Appreciation Rights under the Plan. A Stock Appreciation Right is an Award entitling the recipient to receive shares of Stock having a value equal to the excess of the Fair Market Value of a share of Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

        (b)    Exercise Price of Stock Appreciation Rights.    The exercise price of a Stock Appreciation Right shall not be less than 100 percent of the Fair Market Value of the Stock on the date of grant.

        (c)    Grant and Exercise of Stock Appreciation Rights.    Stock Appreciation Rights may be granted by the Administrator independently of any Stock Option granted pursuant to Section 5 of the Plan.

        (d)    Terms and Conditions of Stock Appreciation Rights.    Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Administrator. The term of a Stock Appreciation Right may not exceed ten years.

SECTION 7.    RESTRICTED STOCK AWARDS

        (a)    Nature of Restricted Stock Awards.    The Administrator may grant Restricted Stock Awards under the Plan. A Restricted Stock Award is any Award of Restricted Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

        (b)    Rights as a Stockholder.    Upon the grant of the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Shares and receipt of dividends; provided that if the lapse of restrictions with respect to the Restricted Stock Award is tied to the attainment of performance goals, any dividends paid by the Company during the performance period shall accrue and shall not be paid to the grantee until and to the extent the performance goals are met with respect to the Restricted Stock Award. Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Shares shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Shares are vested as provided in Section 7(d) below, and (ii) certificated Restricted Shares shall remain in the possession of the Company until such Restricted Shares are vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.

        (c)    Restrictions.    Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award Certificate. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 18 below, in writing after the Award is issued, if a grantee's employment (or other service relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Shares that have not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price (if any) from such grantee or such grantee's legal representative simultaneously with such termination of employment (or other service relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a stockholder. Following such deemed reacquisition of Restricted Shares that are represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration.

        (d)    Vesting of Restricted Shares.    The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Shares and the Company's right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Shares and shall be deemed "vested."

SECTION 8.    RESTRICTED STOCK UNITS

        (a)    Nature of Restricted Stock Units.    The Administrator may grant Restricted Stock Units under the Plan. A Restricted Stock Unit is an Award of stock units that may be settled in shares of Stock upon the satisfaction of such restrictions and conditions at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. Except in the case of Restricted Stock Units with a deferred settlement date that complies with Section 409A, at the end of the vesting period, the Restricted Stock Units, to the extent vested, shall be settled in the form of shares of Stock. Restricted Stock Units with deferred settlement dates are subject to Section 409A and shall contain such additional terms and conditions as the Administrator shall determine in its sole discretion in order to comply with the requirements of Section 409A.

        (b)    Election to Receive Restricted Stock Units in Lieu of Compensation.    The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of future cash compensation otherwise due to such grantee in the form of an award of Restricted Stock Units. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with Section 409A and such other rules and procedures established by the Administrator. Any such future cash compensation that the grantee elects to defer shall be converted to a fixed number of Restricted Stock Units based on the Fair Market Value of Stock on the date the compensation would otherwise have been paid to the grantee if such payment had not been deferred as provided herein. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate. Any Restricted Stock Units that are elected to be received in lieu of cash compensation shall be fully vested, unless otherwise provided in the Award Certificate.

        (c)    Rights as a Stockholder.    A grantee shall have the rights as a stockholder only as to shares of Stock acquired by the grantee upon settlement of Restricted Stock Units; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the stock units underlying his Restricted Stock Units, subject to the provisions of Section 11 and such terms and conditions as the Administrator may determine.

        (d)    Termination.    Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 18 below, in writing after the Award is issued, a grantee's right in all Restricted Stock Units that have not vested shall automatically terminate upon the grantee's termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 9.    UNRESTRICTED STOCK AWARDS

        Grant or Sale of Unrestricted Stock.    The Administrator may grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award under the Plan. An Unrestricted Stock Award is an Award pursuant to which the grantee may receive shares of Stock free of any restrictions under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.

SECTION 10.    CASH-BASED AWARDS

        Grant of Cash-Based Awards.    The Administrator may grant Cash-Based Awards under the Plan. A Cash-Based Award is an Award that entitles the grantee to a payment in cash upon the attainment of specified Performance Goals. The Administrator shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Administrator shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and may be made in cash.

SECTION 11.    PERFORMANCE SHARE AWARDS

        (a)    Nature of Performance Share Awards.    The Administrator may grant Performance Share Awards under the Plan. A Performance Share Award is an Award entitling the grantee to receive shares of Stock upon the attainment of performance goals. The Administrator shall determine whether and to whom Performance Share Awards shall be granted, the performance goals, the periods during which performance is to be measured, which may not be less than one year except in the case of a Sale Event, and such other limitations and conditions as the Administrator shall determine.

        (b)    Rights as a Stockholder.    A grantee receiving a Performance Share Award shall have the rights of a stockholder only as to shares of Stock actually received by the grantee under the Plan and not with respect to shares subject to the Award but not actually received by the grantee. A grantee shall be entitled to receive shares of Stock under a Performance Share Award only upon satisfaction of all conditions specified in the Performance Share Award Certificate (or in a performance plan adopted by the Administrator).

        (c)    Termination.    Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 18 below, in writing after the Award is issued, a grantee's rights in all Performance Share Awards shall automatically terminate upon the grantee's termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 12.    PERFORMANCE-BASED AWARDS TO COVERED EMPLOYEES

        (a)    Performance-Based Awards.    The Administrator may grant one or more Performance-Based Awards in the form of a Restricted Stock Award, Restricted Stock Units, Performance Share Awards or Cash-Based Award payable upon the attainment of Performance Goals that are established by the Administrator and relate to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Administrator. The Administrator shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for any Performance Cycle. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. Each Performance-Based Award shall comply with the provisions set forth below.

        (b)    Grant of Performance-Based Awards.    With respect to each Performance-Based Award granted to a Covered Employee, the Administrator shall select, within the first 90 days of a Performance Cycle (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) the Performance Criteria for such grant, and the Performance Goals with respect to each Performance Criterion (including a threshold level of performance below which no amount will become payable with respect to such Award). Each Performance-Based Award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable performance targets. The Performance Criteria established by the Administrator may be (but need not be) different for each Performance Cycle and different Performance Goals may be applicable to Performance-Based Awards to different Covered Employees.

        (c)    Payment of Performance-Based Awards.    Following the completion of a Performance Cycle, the Administrator shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Cycle have been achieved and, if so, to also calculate and certify in writing the amount of the Performance-Based Awards earned for the Performance Cycle. The Administrator shall then determine the actual size of each Covered Employee's Performance-Based Award.

        (d)    Maximum Award Payable.    The maximum Performance-Based Award payable to any one Covered Employee under the Plan for a Performance Cycle is 11,500,000 shares of Stock (subject to adjustment as provided in Section 3(c) hereof) or $5,000,000 in the case of a Performance-Based Award that is a Cash-Based Award.

SECTION 13.    DIVIDEND EQUIVALENT RIGHTS

        (a)    Dividend Equivalent Rights.    The Administrator may grant Dividend Equivalent Rights under the Plan. A Dividend Equivalent Right is an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other Award to which it relates) if such shares had been issued to the grantee. A Dividend Equivalent Right may be granted hereunder to any grantee as a component of an award of Restricted Stock Units or Performance Share Award or as a freestanding award. The terms and conditions of

Dividend Equivalent Rights shall be specified in the Award Certificate. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of an Award of Restricted Stock Units or Performance Share Award shall provide that such Dividend Equivalent Right shall be settled only upon settlement or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award.

        (b)    Termination.    Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 18 below, in writing after the Award is issued, a grantee's rights in all Dividend Equivalent Rights shall automatically terminate upon the grantee's termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 14.    TRANSFERABILITY OF AWARDS

        (a)    Transferability.    Except as provided in Section 14(b) below, during a grantee's lifetime, his or her Awards shall be exercisable only by the grantee, or by the grantee's legal representative or guardian in the event of the grantee's incapacity. No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.

        (b)    Administrator Action.    Notwithstanding Section 14(a), the Administrator, in its discretion, may provide either in the Award Certificate regarding a given Award or by subsequent written approval that the grantee (who is an employee or director) may transfer his or her Non-Qualified Stock Options to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award. In no event may an Award be transferred by a grantee for value.

        (c)    Family Member.    For purposes of Section 14(b), "family member" shall mean a grantee's child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee's household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than 50 percent of the voting interests.

        (d)    Designation of Beneficiary.    To the extent permitted by the Company, each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee's death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee's estate.

SECTION 15.    TAX WITHHOLDING

        (a)    Payment by Grantee.    Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee and/or to direct that the proceeds from a sale of Stock on behalf of a grantee be paid over to the Company to satisfy any such tax withholding obligations. The Company's obligation to deliver evidence of book entry (or stock certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee.

        (b)    Payment in Stock.    Subject to approval by the Administrator, a grantee may elect to have the Company's minimum required tax withholding obligation satisfied, in whole or in part, by authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due. The Administrator may also require Awards to be subject to mandatory share withholding up to the required withholding amount. For purposes of share withholding, the Fair Market Value of withheld shares shall be determined in the same manner as the value of Stock includible in income of the Participants.

SECTION 16.    SECTION 409A AWARDS

        To the extent that any Award is determined to constitute "nonqualified deferred compensation" within the meaning of Section 409A (a "409A Award"), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a "separation from service" (within the meaning of Section 409A) to a grantee who is then considered a "specified employee" (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee's separation from service, or (ii) the grantee's death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any such Award may not be accelerated except to the extent permitted by Section 409A.

SECTION 17.    TERMINATION OF EMPLOYMENT, TRANSFER, LEAVE OF ABSENCE, ETC.

        (a)    Termination of Employment.    If the grantee's employer ceases to be a Subsidiary, the grantee shall be deemed to have terminated employment for purposes of the Plan.

        (b)   For purposes of the Plan, the following events shall not be deemed a termination of employment:

            (i)  a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

           (ii)  an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee's right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

SECTION 18.    AMENDMENTS AND TERMINATION

        The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder's consent. The Administrator is specifically authorized to exercise its discretion to reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights or effect the repricing of such Awards through cancellation and re-grants. To the extent required under the rules of any securities exchange or market system on which the Stock is listed, to the extent determined by the

Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, or to ensure that compensation earned under Awards qualifies as performance-based compensation under Section 162(m) of the Code, Plan amendments shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. Nothing in this Section 18 shall limit the Administrator's authority to take any action permitted pursuant to Section 3(c) or 3(d).

SECTION 19.    STATUS OF PLAN

        With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company's obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 20.    GENERAL PROVISIONS

        (a)    No Distribution.    The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

        (b)    Delivery of Stock Certificates.    Stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee's last known address on file with the Company. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee's last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic "book entry" records). Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded. All Stock certificates delivered pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded. The Administrator may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.

        (c)    Stockholder Rights.    Until Stock is deemed delivered in accordance with Section 20(b), no right to vote or receive dividends or any other rights of a stockholder will exist with respect to shares of Stock to be issued in connection with an Award, notwithstanding the exercise of a Stock Option or any other action by the grantee with respect to an Award.

        (d)    Other Compensation Arrangements; No Employment Rights.    Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

        (e)    Trading Policy Restrictions.    Option exercises and other Awards under the Plan shall be subject to the Company's insider trading policies and procedures, as in effect from time to time.

        (f)    Clawback Policy.    Awards under the Plan shall be subject to the Company's clawback policy, as in effect from time to time.

SECTION 21.    EFFECTIVE DATE OF PLAN

        This Plan shall become effective upon the date immediately preceding the date on which the Company's Registration Statement on Form S-1 becomes effective. No grants of Stock Options and other Awards may be made hereunder after the tenth anniversary of the Effective Date and no grants of Incentive Stock Options may be made hereunder after the tenth anniversary of the date the Plan is approved by the Board.

SECTION 22.    GOVERNING LAW

        This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of California, applied without regard to conflict of law principles.

If you would like to reduce the costs incurred by our company in mailing proxy 1234567 VOTE BY MAIL 123,456,789,012.12345 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For Withhold AllAll For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the The Board of Directors recommends you vote FOR the following: nominee(s) on the line below. 0 0 0 1. To elect two Class I directors to serve until the 2020 annual meeting of stockholders and until their successors are duly elected and qualified. Nominees 01 Richard Dalzell 02 Erika Rottenberg The Board of Directors recommends you vote FOR proposals 2 and 3. 2. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2017. 3. To ratify our 2016 Stock Option and Incentive Plan to preserve our ability to receive corporate income tax deductions that may become available pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended. For 0 0 Against 0 0 Abstain 0 0 NOTE: To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof. John Sample attorney, executor, administrator, or other fiduciary, please give full ANY CITY, ON A1A 1A1 partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 02 0000000000 1 OF 1 1 2 0000335295_1 R1.0.1.15 Please sign exactly as your name(s) appear(s) hereon. When signing as title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 1234 ANYWHERE STREET SHARES CUSIP # JOB #SEQUENCE # VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 John Sample 234567P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. 1234567 Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. NAME THE COMPANY NAME INC. - COMMON THE COMPANY NAME INC. - CLASS A THE COMPANY NAME INC. - CLASS B THE COMPANY NAME INC. - CLASS C THE COMPANY NAME INC. - CLASS D THE COMPANY NAME INC. - CLASS E THE COMPANY NAME INC. - CLASS F THE COMPA N Y NAME INC. - 401 K CONTROL #  SHARES123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 x PAGE1 OF 2 TWILIO INC. 375 BEALE STREET, SUITE 300 SAN FRANCISCO, CALIFORNIA 94105 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 8 8 8 1 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 234567 234567 234567 234567

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement are available at www.proxyvote.com TWILIO INC. Annual Meeting of Stockholders June 12, 2017 9:00 AM Pacific Time This proxy is solicited by the Board of Directors The undersigned hereby appoints Jeff Lawson, Lee Kirkpatrick, and Karyn Smith as proxies and attorneys-in-fact of the undersigned, each with the power to act without the other and with the power of substitution, and hereby authorizes them to represent and vote, as designated on the reverse side of this ballot, all of the shares of Class A common stock and Class B common stock of Twilio Inc. (the "Company") standing in the name of the undersigned on April 17, 2017, with all powers which the undersigned would possess if present at the 2017 Annual Meeting of Stockholders of the Company to be held on June 12, 2017 or at any adjournment, continuation, or postponement thereof. Receipt of the Notice of the 2017 Annual Meeting of Stockholders and Proxy Statement and the 2016 Annual Report is hereby acknowledged. This proxy, when properly executed, will be voted in the manner directed by you. If you do not have any direction, the proxy will be voted (i) "FOR" the election of each of the nominees for director; (ii) "FOR" the ratification of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2017; (iii) "FOR" the ratification of the Company's 2016 Stock Option and Incentive Plan to preserve the Company's ability to receive corporate income tax deductions that may become available pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended, and (iv) in the discretion of the proxies, upon such other matters as may properly come before the 2017 Annual Meeting of Stockholders. Continued and to be signed on reverse side 0000335295_2 R1.0.1.15